                                                                    Exhibit 4.39

                                                                  EXECUTION COPY
================================================================================



                               CREDIT AGREEMENT


                                  dated as of


                                 May 31, 2000


                                     among

                            McLEODUSA INCORPORATED


                           The Lenders Party Hereto


                                      and


                           THE CHASE MANHATTAN BANK,
                                   as Agent

                          ---------------------------

                            CHASE SECURITIES INC.,
                    as Sole Book Manager and Lead Arranger

                          SALOMON SMITH BARNEY INC.,
                             as Syndication Agent

                           BANK OF AMERICA, N.A. and
                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                          as Co-Documentation Agents

================================================================================

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE I     Definitions.............................................................................   1
              -----------
   SECTION 1.01.  Defined Terms.......................................................................   1
                  -------------
   SECTION 1.02.  Classification of Loans and Borrowings..............................................  32
                  --------------------------------------
   SECTION 1.03.  Terms Generally.....................................................................  32
                  ---------------
   SECTION 1.04.  Accounting Terms; GAAP..............................................................  32
                  ----------------------

ARTICLE II    The Credits.............................................................................  33
              -----------
   SECTION 2.01.  Commitments.........................................................................  33
                  -----------
   SECTION 2.02.  Loans and Borrowings................................................................  33
                  --------------------
   SECTION 2.03.  Requests for Borrowings.............................................................  34
                  -----------------------
   SECTION 2.04.  Swingline Loans.....................................................................  35
                  ---------------
   SECTION 2.05.  Letters of Credit...................................................................  37
                  -----------------
   SECTION 2.06.  Funding of Borrowings...............................................................  42
                  ---------------------
   SECTION 2.07.  Interest Elections..................................................................  42
                  ------------------
   SECTION 2.08.  Termination and Reduction of Commitments............................................  44
                  ----------------------------------------
   SECTION 2.09.  Repayment of Loans; Evidence of Debt................................................  45
                  ------------------------------------
   SECTION 2.10.  Amortization of Term Loans..........................................................  46
                  --------------------------
   SECTION 2.11.  Prepayment of Loans.................................................................  48
                  -------------------
   SECTION 2.12.  Fees................................................................................  49
                  ----
   SECTION 2.13.  Interest............................................................................  50
                  --------
   SECTION 2.14.  Alternate Rate of Interest..........................................................  51
                  --------------------------
   SECTION 2.15.  Increased Costs.....................................................................  52
                  ---------------
   SECTION 2.16.  Break Funding Payments..............................................................  54
                  ----------------------
   SECTION 2.17.  Taxes...............................................................................  54
                  -----
   SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.........................  55
                  -----------------------------------------------------------
   SECTION 2.19.  Mitigation Obligations; Replacement of Lenders......................................  57
                  ----------------------------------------------
   SECTION 2.20.  Incremental Facility................................................................  58
                  --------------------

ARTICLE III   Representations and Warranties..........................................................  60
              ------------------------------
   SECTION 3.01.  Organization; Powers................................................................  60
                  --------------------
   SECTION 3.02.  Authorization; Enforceability.......................................................  60
                  -----------------------------
   SECTION 3.03.  Governmental Approvals; No Conflicts................................................  60
                  ------------------------------------
   SECTION 3.04.  Financial Condition; No Material Adverse Change.....................................  61
                  -----------------------------------------------
   SECTION 3.05.  Properties..........................................................................  61
                  ----------
   SECTION 3.06.  Litigation and Environmental Matters................................................  62
                  ------------------------------------
   SECTION 3.07.  Compliance with Laws and Agreements.................................................  62
                  -----------------------------------
   SECTION 3.08.  Investment and Holding Company Status...............................................  63
                  -------------------------------------
   SECTION 3.09.  Taxes...............................................................................  63
                  -----
   SECTION 3.10.  ERISA...............................................................................  63
                  -----

   SECTION 3.11.  Disclosure..........................................................................  63
                  ----------
   SECTION 3.12.  Subsidiaries........................................................................  64
                  ------------
   SECTION 3.13.  Insurance...........................................................................  64
                  ---------
   SECTION 3.14.  Labor Matters.......................................................................  64
                  -------------
   SECTION 3.15.  Security Interests..................................................................  64
                  -------------------
   SECTION 3.16.  FCC Compliance......................................................................  66
                  --------------

ARTICLE IV    Conditions..............................................................................  66
              ----------
   SECTION 4.01.  Effective Date......................................................................  66
                  --------------
   SECTION 4.02.  Each Credit Event...................................................................  69
                  -----------------

ARTICLE V     Affirmative Covenants...................................................................  69
              ---------------------
   SECTION 5.01.  Financial Statements and Other Information..........................................  70
                  ------------------------------------------
   SECTION 5.02.  Notices of Material Events..........................................................  71
                  --------------------------
   SECTION 5.03.  Information Regarding Collateral....................................................  72
                  --------------------------------
   SECTION 5.04.  Existence; Conduct of Business......................................................  73
                  ------------------------------
   SECTION 5.05.  Payment of Obligations..............................................................  73
                  ----------------------
   SECTION 5.06.  Maintenance of Properties...........................................................  73
                  -------------------------
   SECTION 5.07.  Insurance...........................................................................  73
                  ---------
   SECTION 5.08.  Casualty and Condemnation...........................................................  74
                  -------------------------
   SECTION 5.09.  Books and Records; Inspection and Audit Rights......................................  74
                  ----------------------------------------------
   SECTION 5.10.  Compliance with Laws................................................................  74
                  --------------------
   SECTION 5.11.  Use of Proceeds and Letters of Credit...............................................  74
                  -------------------------------------
   SECTION 5.12.  Additional Subsidiaries.............................................................  75
                  -----------------------
   SECTION 5.13.  Further Assurances..................................................................  75
                  ------------------
   SECTION 5.14.  Interest Rate Protection............................................................  76
                  ------------------------
   SECTION 5.15.  Post-Effective Approvals............................................................  77
                  ------------------------

ARTICLE VI    Negative Covenants......................................................................  77
              ------------------
   SECTION 6.01.  Indebtedness of the Borrower; Certain Equity Securities.............................  77
                  -------------------------------------------------------
   SECTION 6.02.  Indebtedness of Restricted Subsidiaries.............................................  79
                  ---------------------------------------
   SECTION 6.03.  Liens...............................................................................  80
                  -----
   SECTION 6.04.  Sale and Lease-Back Transactions....................................................  81
                  --------------------------------
   SECTION 6.05.  Fundamental Changes.................................................................  81
                  -------------------
   SECTION 6.06.  Investments, Loans, Advances, Guarantees and Acquisitions...........................  82
                  ---------------------------------------------------------
   SECTION 6.07.  Asset Sales.........................................................................  84
                  -----------
   SECTION 6.08.  Hedging Agreements..................................................................  84
                  ------------------
   SECTION 6.09.  Restricted Payments; Certain Payments of Indebtedness...............................  84
                  -----------------------------------------------------
   SECTION 6.10.  Transactions with Affiliates........................................................  86
                  ----------------------------
   SECTION 6.11.  Restrictive Agreements..............................................................  86
                  ----------------------
   SECTION 6.12.  Amendment of Material Documents.....................................................  87
                  -------------------------------
   SECTION 6.13.  Leverage Ratio......................................................................  87
                  --------------
   SECTION 6.14.  Senior Secured Debt to Total Capital................................................  87
                  ------------------------------------

   SECTION 6.15.  Total Debt to Total Capital.........................................................  88
                  ---------------------------
   SECTION 6.16.  Minimum Access Lines in Service.....................................................  88
                  -------------------------------
   SECTION 6.17.  Interest Expense Coverage Ratio.....................................................  88
                  -------------------------------
   SECTION 6.18.  Minimum Consolidated Revenue........................................................  89
                  ----------------------------
   SECTION 6.19.  Designation of Unrestricted Subsidiaries............................................  89
                  ----------------------------------------

ARTICLE VII   Events of Default.......................................................................  91
              -----------------

ARTICLE VIII  The Administrative Agent................................................................  94
              ------------------------

ARTICLE IX    Miscellaneous...........................................................................  96
              -------------
   SECTION 9.01.  Notices.............................................................................  96
                  -------
   SECTION 9.02.  Waivers; Amendments.................................................................  97
                  -------------------
   SECTION 9.03.  Expenses; Indemnity; Damage Waiver..................................................  99
                  ----------------------------------
   SECTION 9.04.  Successors and Assigns.............................................................. 101
                  ----------------------
   SECTION 9.05.  Survival............................................................................ 104
                  --------
   SECTION 9.06.  Counterparts; Integration; Effectiveness............................................ 105
                  ----------------------------------------
   SECTION 9.07.  Severability........................................................................ 105
                  ------------
   SECTION 9.08.  Right of Setoff..................................................................... 105
                  ---------------
   SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.......................... 106
                  ----------------------------------------------------------
   SECTION 9.10.  WAIVER OF JURY TRIAL................................................................ 106
                  --------------------
   SECTION 9.11.  Headings............................................................................ 107
                  --------
   SECTION 9.12.  Confidentiality..................................................................... 107
                  ---------------
   SECTION 9.13.  Interest Rate Limitation............................................................ 108
                  ------------------------
   SECTION 9.14.  Special Funding Option.............................................................. 108
                  ----------------------
   SECTION 9.15.  Release of Subsidiaries............................................................. 110
                  -----------------------


SCHEDULES:
---------

Schedule 2.01           -- Commitments
Schedule 3.03           -- Governmental Approvals, etc.
Schedule 3.05           -- Mortgaged Properties
Schedule 3.06           -- Disclosed Matters
Schedule 3.12           -- Subsidiaries
Schedule 3.15           -- Mortgage Filing Offices
Schedule 6.01(a)        -- Existing Indebtedness of the Borrower
Schedule 6.02           -- Existing Subsidiary Indebtedness
Schedule 6.03           -- Existing Liens
Schedule 6.06           -- Existing Investments
Schedule 6.10           -- Existing Affiliate Transactions
Schedule 6.11           -- Existing Restrictions

EXHIBITS:
--------

Exhibit A         -- Form of Assignment and Acceptance
Exhibit B-1       -- Form of Opinion of Willkie Farr & Gallagher
Exhibit B-2       -- Form of Opinion of Vice President, General
                         Counsel & Secretary of the Borrower

Exhibit B-3       -- Form of Opinion of Regulatory Counsel
Exhibit B-4       -- Form of Opinion of Local Counsel
Exhibit C         -- Form of Borrower Security Agreement
Exhibit D         -- Form of Borrower Pledge Agreement
Exhibit E         -- Form of Subsidiary Guarantee Agreement
Exhibit F         -- Form of Subsidiary Pledge Agreement
Exhibit G         -- Form of Subsidiary Security Agreement
Exhibit H         -- Form of Indemnity, Subrogation and
                         Contribution Agreement
Exhibit I         -- Form of Promissory Note
Exhibit J         -- Form of Mortgage
Exhibit K         -- Form of Intercompany Loan Agreement
Exhibit L         -- Form of Intercompany Security Agreement
Exhibit M         -- Form of Approved Lease Agreement
Exhibit N         -- Form of Perfection Certificate

          CREDIT AGREEMENT dated as of May 31, 2000 among McLEODUSA INCORPORATED, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent and Collateral Agent.


      The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

      SECTION 1.01.  Defined Terms.  As used in this Agreement, the following
                     --------------
terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether
      ---
such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "Additional Lender" is defined in Section 2.20.
       -----------------

      "Administrative Agent" means The Chase Manhattan Bank, in its capacity as
       --------------------
administrative agent for the Lenders hereunder.

      "Administrative Questionnaire" means an Administrative Questionnaire in a
       ----------------------------
form supplied by the Administrative Agent.

      "Access Lines in Service" means, at any time, the number of distinct
       -----------------------
customer service lines maintained by the Borrower at such time.

      "Affiliate" means, with respect to a specified Person, another Person that
       ---------
directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Agent" means The Chase Manhattan Bank, in its capacities as
       -----
Administrative Agent and Collateral Agent.

      "Alternate Base Rate" means, for any day, a rate per annum equal to the
       -------------------
greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "Applicable Commitment Fee Rate" means, with respect to the commitment fee
       ------------------------------
payable pursuant to Section 2.12(a), a rate per annum equal to (x) 1.00% for each day on which Usage is less than 25.0%, (y) 0.75% for each day on which Usage is equal to or greater than 25.0% but less than or equal to 50.0% and (z) 0.50% for each day on which Usage is greater than 50.0%. For purposes of the foregoing, "Usage" means, on any date, the percentage obtained by dividing (i) the sum of the aggregate outstanding Tranche A Term Loans and the aggregate Revolving Exposure on such date by (ii) the sum of the aggregate outstanding Tranche A Term Loans, unutilized Tranche A Commitments and Revolving Commitments on such date.

      "Applicable Percentage" means, with respect to any Revolving Lender, the
       ---------------------
percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

      "Applicable Rate" means, for any day with respect to any Loan, the
       ---------------
applicable rate per annum set forth below under the applicable caption based upon the ratings established by Moody's and S&P for the Index Debt.


--------------------------------------------------------------------------------------------------------
 Level     Ratings        LIBOR Spread for       ABR Spread for      LIBOR Spread       ABR Spread
                          Revolving Loans       Revolving Loans      for Tranche        for Tranche
                           and Tranche A         and Tranche A       B Term Loans         B Term
                             Term Loans            Term Loans                              Loans
--------------------------------------------------------------------------------------------------------
V        *=BBB-/Baa3           1.00%                 0.00%              2.75%              1.75%

IV         BB+/Ba1             1.50%                 0.50%              2.75%              1.75%

III        BB/Ba2              2.00%                 1.00%              3.00%              2.00%

II         BB-/Ba3             2.25%                 1.25%              3.00%              2.00%

I         +BB-/Ba3             2.50%                 1.50%              3.25%              2.25%
--------------------------------------------------------------------------------------------------------


      For purposes of the foregoing, (a) each change in the Applicable Rate resulting from a publicly announced change in the ratings shall be effective, in the case of an upgrade, during the period commencing on and including the date of delivery to the Administrative Agent of written notification thereof from the Borrower and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on and including the date of public announcement thereof and ending on the date immediately preceding the effective date of the next such change, (b) in the event the ratings established by Moody's and S&P fall within different Levels, interest rate spreads shall be based on the lower of the two ratings unless the different ratings are two or more Levels apart, in which case interest rate spreads will be based on a rating one Level above the lower of the two ratings and (c) if neither Moody's nor S&P maintains a rating for the Index Debt, the ratings shall be deemed to be in Level I. If the rating system of Moody's or S&P shall change, or if either of them shall cease rating the Index Debt (other than by reason of any action or nonaction by the Borrower following or in anticipation of a ratings downgrade), the Borrower and the Administrative Agent shall negotiate in good faith to amend (with the consent of the Required Lenders) the references to specific ratings in this definition (including by way of substituting another rating agency mutually acceptable to the Borrower and the Administrative Agent for the rating agency with respect to which the rating system has changed or for which no rating is then in effect) to reflect such changed rating system or the nonavailability of ratings from such rating agency, and pending agreement on such amendment, the rating in effect immediately prior to such change or cessation will apply. If any rating agency shall not have a rating in effect by reason of any action or nonaction by the Borrower following or in anticipation of a ratings downgrade, then such rating agency shall be deemed to have established a rating in Level I.

      "Approved Lease Agreement" means a lease agreement in the form attached
       ------------------------
hereto as Exhibit M or such other form of lease agreement that may from time to time be approved by the Administrative Agent.

      "Assessment Rate" means, for any day, the annual assessment rate in effect
       ---------------
on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any
                             --------
law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

      "Assignment and Acceptance" means an assignment and acceptance entered
       -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

      "Attributable Debt" means, on any date, in respect of any lease of the
       -----------------
Borrower or any Restricted Subsidiary entered into as part of a sale and leaseback transaction subject to Section 6.04, (i) if such lease is a Capital Lease Obligation, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (ii) if such lease is not a Capital Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

      "Board" means the Board of Governors of the Federal Reserve System of the
       -----
United States of America.

      "Board of Directors" means the Board of Directors of the Borrower, or any
       ------------------
committee thereof duly authorized to act on behalf of the Board of Directors.

      "Borrower" means McLeodUSA Incorporated, a Delaware corporation.
       --------

      "Borrower Collateral" is defined in the Borrower Security Agreement.
       -------------------

      "Borrower Pledge Agreement" means the Borrower Pledge Agreement between
       -------------------------
the Borrower and the Collateral Agent, substantially in the form of Exhibit D.

      "Borrower Secured Obligations" is defined in the Borrower Security
       ----------------------------
Agreement.

      "Borrower Security Agreement" means the Borrower Security Agreement
       ---------------------------
between the Borrower and the Collateral Agent, substantially in the form of Exhibit C.

      "Borrowing" means (a) Loans of the same Class and Type, made, converted or
       ---------
continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

      "Borrowing Request" means a request by the Borrower for a Borrowing in
       -----------------
accordance with Section 2.03.

      "Business Day" means any day that is not a Saturday, Sunday or other day
       ------------
on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
               --------
the term "Business Day" shall also exclude any day on which banks are not open
          ------------
for dealings in dollar deposits in the London interbank market.

      "Capital Lease Obligations" of any Person means the obligations of such
       -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Capital Stock" means any and all shares, interests, participations or
       -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or subscribe for any of the foregoing, or any warrants, rights or options to purchase or subscribe for any such warrants, rights or options.

      "Change in Law" means (a) the adoption of any law, rule or regulation
       -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Change of Control" means (i) the sale, conveyance, transfer or lease of
       -----------------
all or substantially all of the assets of the Borrower to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder or any Restricted Subsidiary; (ii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of more than 35% of the total voting power of all classes of the Voting Stock of the Borrower (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any directors whose election or appointment by the Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) ceasing for any reason to constitute a majority of the Board of Directors then in office.

      "Class", when used in reference to any Loan or Borrowing, refers to
       -----
whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B

Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche A Commitment or Tranche B Commitment.

      "Code" means the Internal Revenue Code of 1986, as amended from time to
       ----
time.

      "Collateral" means the Borrower Collateral and the Guaranteed Obligations
       ----------
Collateral.

      "Collateral Agent" means The Chase Manhattan Bank, in its capacity as
       ----------------
collateral agent under the Loan Documents.

      "Collateral and Guarantee Requirement" means the requirement that:
       ------------------------------------

          (a) the Collateral Agent shall have received (i) from the Borrower a counterpart of each of the Borrower Security Agreement and the Borrower Pledge Agreement duly executed and delivered on behalf of the Borrower and
      (ii) from each Subsidiary Loan Party either (A) a counterpart of the Subsidiary Security Documents duly executed and delivered on behalf of such Loan Party or (B) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date, a supplement to each Subsidiary Security Document, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

          (b) all outstanding Equity Interests of each Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the applicable Pledge Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary) and the Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c) Each promissory note evidencing any Indebtedness of the Borrower or any Subsidiary that is owing to any Loan Party (other than promissory notes issued by Illinois Consolidated Telephone Company and listed on
      Schedule 6.02) shall have been pledged pursuant to the applicable Pledge Agreement and the Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

          (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Agent for filing, registration or recording;

          (e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.03, together with such endorsements, coinsurance and reinsurance as the Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

          (f) each Loan Party shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder; provided, that (i) the approvals listed in Schedule 3.03
                        --------
      need not be obtained so long as the Borrower complies with Section 5.15 and (ii) with respect to any Person that becomes a Subsidiary Loan Party after the date hereof, such Person shall have until the 120th day after such Person becomes a Subsidiary Loan Party to obtain any approvals that are required by this clause (f) and that cannot reasonably be obtained at or before the time such Person becomes a Subsidiary Loan Party.

      "Commitment" means a Revolving Commitment, Tranche A Commitment or Tranche
       ----------
B Commitment, or any combination thereof (as the context requires).

      "Communications Act" means the Communications Act of 1934 and any similar
       ------------------
or successor Federal statute and the rules, regulations and published policies of the Federal Communications Commission thereunder, all as amended and as the same may be in effect from time to time.

      "Consolidated Cash Interest Expense" means, for any period, the excess of
       ----------------------------------
(a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of the Borrower or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, (iii) any cash payments made during such period in respect of obligations referred to in clause (b) below that were amortized or accrued in a previous period, plus (iv) any cash payments, distributions or dividends to holders of New Preferred Stock during such period, minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, plus (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.

      "Consolidated EBITDA" means, for any period, Consolidated Net Income for
       -------------------
such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period,
(iv) other non-operating expenses and (v) any extraordinary losses, and minus
(b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period, (ii) any non-operating income and (iii) until such time as the subsidiaries of Splitrock shall have satisfied the Collateral and Guarantee Requirement as Subsidiary Loan Parties, any positive Splitrock EBITDA for such period that is not actually distributed to the Borrower in the form of a cash dividend, all determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Income" means, for any period, the net income or loss of
       -----------------------
the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                            --------
excluded (a) the income of any Person (other than the Borrower) in which any other Person (other than the Borrower or any Restricted Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Restricted Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Restricted Subsidiary or the date that such Person's assets are acquired by the Borrower or any Restricted Subsidiary.

      "Consolidated Revenue" means, for any period, the revenues of the Borrower
       --------------------
and the Restricted Subsidiaries for such period, excluding any revenues (i) representing interest or investment income, (ii) representing dividends or distributions from Unrestricted Subsidiaries and (iii) from the sale or disposition of businesses, assets (other than in the ordinary course of business, including sales of network capacity) or investments or from any repayment Event.

      "Contributed Capital" means, at any date, the sum (without duplication) of
       -------------------
(a) $2,525,157,000, plus (b) Equity Proceeds received by the Borrower subsequent
                    ----
to December 31, 1999, plus (c) the amount of Equity Purchase Consideration
                      ----
received by the Borrower or any Restricted Subsidiary after December 31, 1999,

plus (d) the amount of Conversion Proceeds received by the Borrower after
----
December 31, 1999 in respect of convertible securities that were not included in the combined stockholders equity of the Borrower and the Restricted Subsidiaries as of December 31, 1999.

      "Control" means the possession, directly or indirectly, of the power to
       -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

"Controlling" and "Controlled" have meanings correlative thereto.
------------       ----------

      "Conversion Proceeds"  means an amount deemed for purposes hereof to have
       -------------------
been received by the Borrower at the time of conversion of any convertible debt securities or preferred stock (other than Non-Cash Pay Preferred Stock) of the Borrower into common stock or Non-Cash Pay Preferred Stock of the Borrower equal to the principal amount (or Imputed Principal Amount, as applicable) of such debt securities or preferred stock so converted and any accrued and unpaid interest thereon which is forfeited in connection with such conversion.

      "Default" means any event or condition which constitutes an Event of
       -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "Derivatives Counterparty" means any financial institution, commodities or
       ------------------------
stock exchange or clearinghouse with which the Borrower or any Restricted Subsidiary enters into a derivatives transaction.

      "Designated Equity Proceeds Use" means the application of Equity Proceeds
       ------------------------------
or Conversion Proceeds to any of the following: (i) Restricted Payments pursuant to stock option plans or other benefit plans for management or employees of the Borrower and the Restricted Subsidiaries in excess of $5,000,000 in any twelve-month period, (ii) cash dividend payments on the Borrower's Series B Preferred Stock outstanding on the date hereof, (iii) payments of cash consideration in connection with Permitted Business Acquisitions pursuant to Section 6.06(e) and
(iv) Investments permitted by Section 6.06(k) or (l).

      "Disclosed Matters" means the actions, suits and proceedings and the
       -----------------
environmental matters disclosed in Schedule 3.06.

      "dollars" or "$" refers to lawful money of the United States of America.
       -------      -

      "Effective Date" means the date on which the conditions specified in
       --------------
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

      "Environmental Laws" means all laws, rules, regulations, codes,
       ------------------
ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the pollution or protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

      "Environmental Liability" means any liability, contingent or otherwise
       -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any Restricted Subsidiary or (to the extent that the Borrower or any Restricted Subsidiary may be liable as a result thereof) any Unrestricted Subsidiary, directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means shares of capital stock, partnership interests,
       ----------------
membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, but excluding any New Preferred Stock issued by the Borrower.

      "Equity Proceeds" means the cash Net Proceeds received by the Borrower
       ---------------
from the issuance and sale of common stock of the Borrower or Non-Cash Pay Preferred Stock of the Borrower or the conversion of Indebtedness of the Borrower into common stock of the Borrower.

      "Equity Purchase Consideration" means the net fair market value of any
       -----------------------------
assets or properties other than cash transferred to or acquired by the Borrower or any Restricted Subsidiary in consideration of or exchange for the issuance of shares of common stock of the Borrower or Non-Cash Pay Preferred Stock of the Borrower, including in connection with mergers and stock acquisitions (such net fair market value being the fair market value of such common stock or Non-Cash Pay Preferred Stock (as reasonably determined in good faith by the Chief Financial Officer of the Borrower, which determination shall, if applicable, be based on the trading value of such common stock or Non-Cash Pay Preferred Stock on the closing date of the transaction)).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
       -----
amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not
       ---------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043
       -----------
of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Eurocurrency Reserve Requirements" means with respect to any Lender the
       ---------------------------------
aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which such Lender is subject and applicable to "Eurocurrency Liabilities", as such term is defined in Regulation D of the Board, or any similar category of assets or liabilities relating to eurocurrency fundings. Eurocurrency Reserve Requirements shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Eurodollar", when used in reference to any Loan or Borrowing, refers to
       ----------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

      "Event of Default" has the meaning assigned to such term in Article VII.
       ----------------

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
       ------------
the rules and regulations promulgated thereunder.

      "Excluded Taxes" means, with respect to the Administrative Agent, any
       --------------
Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

      "Executive Officer" means the chief executive officer, the president, the
       -----------------
chief financial officer, the secretary or the treasurer of the Borrower.

      "FCC" means the United States Federal Communications Commission.
       ---

      "Federal Funds Effective Rate" means, for any day, the weighted average
       ----------------------------
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Financed Telecommunications Assets" means Telecommunications Assets that
       ----------------------------------
are purchased with the proceeds of Purchase Money Revolving Loans or Term Loans in accordance with Section 5.11.

      "Financial Officer" means the chief financial officer, principal
       -----------------
accounting officer, treasurer or controller of the Borrower.

      "Foreign Lender" means any Lender that is organized under the laws of a
       --------------
jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Subsidiary" means any Subsidiary that is  organized under the
       ------------------
laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

      "Funded Debt" means, as of any date, the sum of (a) all Indebtedness for
       -----------
borrowed money of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis, which by its terms matures more than one year after such date, and any such Indebtedness for borrowed money maturing within one year from such date which is renewable or extendible at the option of the obligor to a date more than one year from such date plus (b) the Imputed Principal Amount of all New Preferred Stock outstanding on such date.

      "GAAP" means generally accepted accounting principles in the United States
       ----
of America.

      "Government Securities" means direct obligations of, or obligations fully
       ---------------------
and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof.

      "Governmental Authority" means the government of the United States of
       ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" of or by any Person (the "guarantor") means any obligation,
       ---------                            ---------
contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and
      ---------------
including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for
            --------
collection or deposit in the ordinary course of business.

      "Guaranteed Obligations" is defined in the Subsidiary Guarantee Agreement.
       ----------------------

      "Guaranteed Obligations Collateral" is defined in the Subsidiary Security
       ---------------------------------
Agreement.

      "Hazardous Materials"  means all explosive or radioactive substances or
       -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Hedging Agreement" means any interest rate protection agreement, foreign
       -----------------
currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

      "Imputed Principal Amount" means, with respect to any class of New
       ------------------------
Preferred Stock, the maximum amount that would be payable upon mandatory redemption or repurchase of all such New Preferred Stock or, if no mandatory redemption or repurchase is applicable, the greater of the issue price or liquidation preference of such New Preferred Stock.

      "Incremental Facility Amendment" is defined in Section 2.20.
       ------------------------------

      "Incremental Loans" is defined in Section 2.20.
       -----------------

      "Indebtedness" of any Person means, without duplication, (a) all
       ------------
obligations of such Person for borrowed money (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.
       -----------------


      "Indemnity, Subrogation and Contribution Agreement" means the Indemnity,
       -------------------------------------------------
Subrogation and Contribution Agreement substantially in the form of Exhibit H hereto.

      "Indentures" means (a) the Indenture dated as of March 4, 1997, between
       ----------
the Borrower (as successor to McLeod, Inc.) and United States Trust Company of New York, as Trustee, in respect of $500,000,000 10-1/2% Senior Discount Notes due 2007, (b) the Indenture dated as of July 21, 1997, between the Borrower and United States Trust Company of New York, as Trustee, in respect of $225,000,000 9-1/4% Senior Notes due 2007, (c) the Indenture dated as of March 16, 1998, between the Borrower and United States Trust Company of New York, as Trustee, in respect of $300,000,000 Senior Notes due 2008, (d) the Indenture dated as of October 30, 1998, between the Borrower and United States Trust Company of New York, as Trustee, in respect of $300,000,000 Senior Notes due 2008, (e) the Indenture dated as of February 22, 1999, between the Borrower and United States Trust Company of New York, as Trustee, in respect of $500,000,000 Senior Notes due 2009, and (f) the Splitrock Indenture.

      "Index Debt" means the highest rated senior secured Long-Term Indebtedness
       ----------
for borrowed money of the Borrower that is not guaranteed by any Person other than a Loan Party or otherwise credit enhanced.

      "Information Memorandum" means the Confidential Information Memorandum
       ----------------------
dated April 2000 relating to the Borrower and the Transactions.

      "Intercompany Loan Agreement" means an Intercompany Loan Agreement between
       ---------------------------
the Borrower and one or more Restricted Subsidiaries, substantially in the form of Exhibit K.

      "Intercompany Security Agreement" means an Intercompany Security Agreement
       -------------------------------
between the Borrower and one or more Restricted Subsidiaries, substantially in the form of Exhibit L.

      "Interest Election Request" means a request by the Borrower to convert or
       -------------------------
continue a Revolving Borrowing or Term Borrowing in accordance with Section
2.07.

      "Interest Payment Date" means (a) with respect to any ABR Loan (other than
       ---------------------
a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

      "Interest Period" means, with respect to any Eurodollar Borrowing, the
       ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the Borrower may elect; provided, that (a) if any
                                                     --------
Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

      "Investment" means purchasing, holding or acquiring (including pursuant to
       ----------
any merger with any Person that was not a

Wholly Owned Restricted Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or making or permitting to exist any loans or advances (other than commercially reasonable extensions of trade credit) to, guaranteeing any obligations of, or making or permitting to exist any investment in, any other Person, or purchasing or otherwise acquiring (in one transaction or a series of transactions) any assets of any Person constituting a business unit. The amount, as of any date of determination, of any Investment shall be the original cost of such Investment (including any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary in connection with any Investment and any Indebtedness assumed in connection with any acquisition of assets), plus the cost of all additions, as
                                            ----
of such date, thereto and minus the amount, as of such date, of any portion of
                          -----
such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be (except to the extent such repaid amount has been included in Consolidated Net Income), but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property other than cash, such property shall be valued at its fair market value at the time of such transfer.

      "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the
       ------------
issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

      "knowledge" means (a) with respect to the Borrower to the knowledge of any
       ---------
Executive Officer or any Financial Officer of the Borrower and (b) with respect to any other Loan Party, the chief executive officer or chief financial officer of such Loan Party.

      "LC Disbursement" means a payment made by the Issuing Bank pursuant to a
       ---------------
Letter of Credit.

      "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
       -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

      "Lenders" means the Persons listed on Schedule 2.01 and any other Person
       -------
that shall have become a party hereto pursuant to an Assignment and Acceptance or an Incremental Facility Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

      "Lender Affiliate" means (a) with respect to any Lender, (i) an Affiliate
       ----------------
of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such lender or by an Affiliate of such investment advisor; provided,
                                                                      --------
that no entity shall be a "Lender Affiliate" unless such entity is capable of performing the applicable obligations of a Lender hereunder.

      "Letter of Credit" means any letter of credit issued pursuant to this
       ----------------
Agreement.

      "Leverage Ratio" means, on any date, the ratio of (a) Total Debt as of
       --------------
such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date).

      "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
       ---------
Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market), rounded upwards, if necessary, to the nearest 1/100th of a percent, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

      "License" means any license granted by the FCC or any foreign
       -------
telecommunications regulatory body.

      "Lien" means, with respect to any asset, (a) any mortgage, deed of trust,
       ----
lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than any capital stock of the Borrower that is subject to issuance upon the exercise of any purchase option, call or similar right granted by the Borrower), any purchase option, call or similar right of a third party with respect to such securities.

      "Loan Documents" means this Agreement and the Security Documents.
       --------------

      "Loan Parties" means the Borrower and the Subsidiary Loan Parties.
       ------------

      "Loans" means the loans made by the Lenders to the Borrower pursuant to
       -----
this Agreement.

      "Long-Term Indebtedness" means any Indebtedness that, in accordance with
       ----------------------
GAAP, constitutes (or, when incurred, constituted) a long-term liability.

      "Material Adverse Effect" means a material adverse effect on (a) the
       -----------------------
business, assets, operations or financial condition of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Administrative Agent, the Collateral Agent and the Lenders under any Loan Document.

      "Material Indebtedness" means Indebtedness (other than the Loans and
       ---------------------
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time (or is required to pay, if such Hedging Agreement has been terminated).

      "Moody's" means Moody's Investors Service, Inc., or, if Moody's Investors
       -------
Service, Inc. shall cease rating the specified debt securities, and such ratings business has been transferred to a successor Person, such successor Person.

      "Mortgage" means a mortgage, deed of trust, assignment of leases and
       --------
rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be in the form of Exhibit J or otherwise satisfactory in form and substance to the Collateral Agent.

      "Mortgaged Property" means, initially, each parcel of real property and
       ------------------
the improvements thereto owned by a Loan Party and identified as a Mortgaged Property on Schedule 3.05, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12 or 5.13.

      "Multiemployer Plan" means a multiemployer plan as defined in Section
       ------------------
4001(a)(3) of ERISA.

      "Net Proceeds" means, with respect to any event (a) the cash proceeds
       ------------
received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable, provided, that such
                                                          --------
amounts withheld or estimated for tax payments shall, to the extent not utilized for the payment of taxes, be deemed to be Net Proceeds) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

      "New Preferred Stock" means any preferred stock (other than Non-Cash Pay
       -------------------
Preferred Stock) issued by the Borrower on or after December 31, 1999 that is
(a) not secured by any assets of the Borrower or any Restricted Subsidiary and
(b) not Guaranteed by any Restricted Subsidiary.

      "Non-Cash Pay Preferred Stock" means preferred stock of the Borrower which
       ----------------------------
(i) is not mandatorily redeemable, in whole or part, or required to be repurchased or reacquired, in whole or in part, by the Borrower or any Restricted Subsidiary, and which does not require any payment of cash dividends, in each case, prior to the date that is six months after the Tranche B Maturity Date; provided, however, that
                                                      --------  -------
any preferred stock which would constitute Non-Cash Pay Preferred Stock but for provisions thereof giving holders thereof the right to require the Borrower to repurchase or redeem such preferred stock upon the occurrence of a change of control occurring prior to the Tranche B Maturity Date shall constitute Non-Cash Pay Preferred Stock if the change of control provisions (other than the purchase price) applicable to such preferred stock are no more favorable to the holders of such preferred stock than the provisions applicable to the Loans contained in this Agreement and such preferred stock specifically provides that the Borrower will not repurchase or redeem any such preferred stock pursuant to such provisions prior to the Borrower's repayment of the Loans and LC Disbursements and the termination of all Commitments hereunder, (ii) is not secured by any assets of the Borrower or any Restricted Subsidiary, (iii) is not Guaranteed by any Restricted Subsidiary and (iv) is not exchangeable or convertible into Indebtedness of the Borrower or any Restricted Subsidiary or any preferred stock (other than Non-Cash Pay Preferred Stock) of the Borrower or any Subsidiary.

      "Non-Purchase Money Loans" means $100,000,000 in principal amount of the
       ------------------------
Loans outstanding at any time (or, if less, the amount of all Loans outstanding at such time), consisting of (a) Revolving Loans in a principal amount of up to $35,000,000, (b) Tranche A Term Loans in a principal amount of up to $21,000,000 and (c) Tranche B Term Loans in a principal amount of up to $44,000,000;

provided, that if the outstanding principal amount of any Class of Loans is less
--------
than the maximum specified in clause (a), (b) or (c) above, as applicable, the excess of such maximum over the principal amount of outstanding Loans of such Class shall be allocated among the other Classes of Loans pro rata on the basis of the principal amounts of outstanding Loans of each such other Class.

      "Obligations" means the Borrower Secured Obligations and the Guaranteed
       -----------
Obligations.

      "Other Taxes" means any and all present or future recording, stamp,
       -----------
documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and
       ----
defined in ERISA and any successor entity performing similar functions.

      "Perfection Certificate" means a certificate in the form of Exhibit N or
       ----------------------
any other form approved by the Collateral Agent.

      "Permitted Business Acquisition" means any acquisition (by merger or
       ------------------------------
otherwise) by the Borrower or a Subsidiary Loan Party of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person, if (a) immediately after giving effect thereto, no Default has occurred and is continuing or would result therefrom, (b) such acquired Person or business is predominately engaged in one or more Telecommunications Businesses in the United States of America, (c) each Subsidiary resulting from such acquisition (and which survives such acquisition) shall be a Subsidiary Loan Party and all the Equity Interests of each such Subsidiary shall be owned directly by the Borrower and/or Subsidiary Loan Parties and shall have been (or within five Business Days after such acquisition shall be) pledged pursuant to the applicable Pledge Agreement, (d) the Collateral and Guarantee Requirement shall have been (or within five Business Days after such acquisition shall be) satisfied with respect to each such Subsidiary, (e) the Borrower and the Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition (without giving effect to operating expense reductions), with the financial covenants contained in Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 to the extent then applicable, as if such acquisition had occurred on the first day of the relevant period for testing compliance, and (f) the Borrower has delivered to the Agent an officer's certificate to the effect set forth in clauses (a), (b), (c), (d) and (e) above, together with all relevant financial information for the Person or assets acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (e) above.

      "Permitted Encumbrances" means:
       ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) cash pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations or governmental franchise obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

          (f) other liens incidental to the conduct of business or the ownership of property which do not in the aggregate materially detract from the value of the Borrower's and its Restricted Subsidiaries' property when taken as a whole, or materially impair the use thereof in the operation of their businesses; and

          (g) any interest or title of a lessor in the property subject to any lease other than (A) a Capital Lease or (B) a lease entered into as part of a sale and leaseback transaction subject to Section 6.04;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

      "Permitted Holders" means Clark E. and Mary E. McLeod and foundations and
       -----------------
trusts controlled by them or either of them, and Affiliates (other than the Borrower and the Restricted Subsidiaries) of each of the foregoing.

      "Permitted Investments" means:
       ---------------------

          (a) Government Securities maturing, or subject to tender at the option of the holder thereof, within five years after the date of acquisition thereof;

          (b) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the law of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time) with a maturity date not more than one year from the date of acquisition;

          (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with (x) any bank meeting the qualifications specified in clause (b) above or (y) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

          (d) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof, within 270 days after the date of acquisition thereof, provided that, at the time of acquisition, the
      --------
      long-term debt of such state, political subdivision or public instrumentality has a rating of A (or higher) from S&P or A-2 (or higher) from Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then an equivalent rating from such other nationally recognized rating service acceptable to the Administrative Agent);

          (e) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time), and commercial paper issued by others having a rating of A-2 or higher from S&P or a rating of P-2 or higher from Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then equivalent ratings from such other nationally recognized rating services acceptable to the Administrative Agent) and in each case maturing within one year after the date of acquisition;

          (f) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time);

          (g) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500 million) or its foreign currency equivalent at the time); and

          (h) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (a) through
      (g).

      "Person" means any natural person, corporation, limited liability company,
       ------
trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan"  means any employee pension benefit plan (other than a
       ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Pledge Agreements" means the Borrower Pledge Agreement and the Subsidiary
       -----------------
Pledge Agreement.

      "Prepayment Event" means:
       ----------------

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Restricted Subsidiary, other than (i) dispositions described in clauses (a) and (b) of Section 6.07 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $5,000,000 during any fiscal year of the Borrower; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset or to purchase Telecommunications Assets within twelve months after such event.

      "Prime Rate" means the rate of interest per annum publicly announced from
       ----------
time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "Purchase Money Revolving Loans" means all Revolving Loans that are not
       ------------------------------
Non-Purchase Money Loans.

      "Register" has the meaning set forth in Section 9.04.
       --------

      "Related Fund" means with respect to any Lender that is a fund that
       ------------
invests in bank loans in the ordinary course of business, any other fund that invests in bank loans in the ordinary course of business and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "Related Parties" means, with respect to any specified Person, such
       ---------------
Person's Affiliates and the respective directors, trustees, partners, members, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "Required Lenders" means, at any time, Lenders having aggregate Revolving
       ----------------
Exposures, Term Loans and unused Commitments representing more than 50.0% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

      "Restricted Payment" means (a) any dividend or other distribution (whether
       ------------------
in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of (i) any Equity Interests in the Borrower or any Restricted Subsidiary or (ii) any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary or (b) any payment to any Derivatives Counterparty as a result of any change in the market value of any class of capital stock or other Equity Interests in the Borrower or any Restricted Subsidiary that is publicly traded (provided, that (i) payments shall
                                               --------
be deemed to have been made to Derivatives Counterparties only to the extent the cumulative amount of such payments exceeds the cumulative amount of any payments received by the Borrower and the Restricted Subsidiaries from Derivatives Counterparties as a result of changes in the market value of such publicly traded capital stock or other Equity Interests and (ii) it is understood that the intent of the above language relating to payments to and from Derivatives Counterparties is to treat transactions entered into with Derivatives Counterparties as Restricted Payments only if the Borrower intends such transactions to have substantially the same economic effect as the dividends, distributions and payments referred to in clause (a) above). For the avoidance of doubt, the granting of options to purchase common stock of the Borrower and the issuance of common stock of the Borrower upon the exercise of such options shall not be deemed a "Restricted Payment."

      "Restricted Subsidiary" means (i) each Subsidiary of the Borrower on the
       ---------------------
date hereof and (ii) each Subsidiary of the Borrower organized or acquired after the date hereof that has not been designated an Unrestricted Subsidiary in accordance with the provisions of Section 6.19.

      "Revolving Availability Period" means the period from and including the
       -----------------------------
Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

      "Revolving Commitment" means, with respect to each Lender, the commitment,
       --------------------
if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its

Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $450,000,000.

      "Revolving Exposure" means, with respect to any Lender at any time, the
       ------------------
sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

      "Revolving Lender" means a Lender with a Revolving Commitment or, if the
       ----------------
Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

      "Revolving Loan" means a Loan made pursuant to clause (c) of Section 2.01.
       --------------

      "Revolving Maturity Date" means May 31, 2007.
       -----------------------

      "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill
       ---
Companies, or, if Standard & Poor's Ratings Group shall cease rating the specified debt securities, and such ratings business has been transferred to a successor Person, such successor Person.

      "Security Agreements" means the Borrower Security Agreement and the
       -------------------
Subsidiary Security Agreement.

      "Security Documents" means the Security Agreements, the Pledge Agreements,
       ------------------
the Subsidiary Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

      "Secured Parties" is defined in the Borrower Security Agreement.
       ---------------

      "Senior Secured Debt" means, on any date, the Loans and all other
       -------------------
Indebtedness that would be reflected as a liability on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries prepared as of such date in accordance with GAAP and that is secured by any assets of the Borrower or any Restricted Subsidiary.

      "Significant Subsidiary" means a Restricted Subsidiary, or any group of
       ----------------------
Restricted Subsidiaries, collectively, that would constitute a "Significant Subsidiary" of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission as in effect on the date hereof.

      "Splitrock" means Splitrock Services, Inc., a Delaware corporation.
       ---------

      "Splitrock EBITDA" means, for any period, the Splitrock Net Income for
       ----------------
such period plus (a) without duplication and to the extent deducted in determining such Splitrock Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period,
(iv) other non-operating expenses and (v) any extraordinary losses, and minus
(b) without duplication and to the extent included in determining such Splitrock Net Income, (i) any extraordinary gains for such period and (ii) any non-operating income, all determined on a consolidated basis in accordance with GAAP.

      "Splitrock Indenture" means the Indenture dated as of July 24, 1998, as
       -------------------
amended between Splitrock Services, Inc. and Bank of Montreal Trust Company, as Trustee, in respect of 11 3/4% Senior Notes due 2008.

      "Splitrock Net Income" means, for any period, the net income or loss of
       --------------------
the Splitrock and its consolidated subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                            --------
excluded (a) the income of any Person (other than Splitrock) in which any other Person (other than Splitrock or any Restricted Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to Splitrock or any of its consolidated subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a subsidiary of Splitrock or is merged into or consolidated with Splitrock or any subsidiary of Splitrock or the date that such Person's assets are acquired by Splitrock or any of its subsidiaries.

      "subsidiary" means, with respect to any Person (the "parent") at any date,
       ----------                                          ------
any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Subsidiary" means any subsidiary of the Borrower.
       ----------

      "Subsidiary Guarantee Agreement" means the Subsidiary Guarantee Agreement
       ------------------------------
between the Subsidiary Loan Parties and the Collateral Agent, substantially in the form of Exhibit E.

      "Subsidiary Loan Party" means any Restricted Subsidiary that is not a
       ---------------------
Foreign Subsidiary; provided, that (a) subsidiaries of Splitrock shall not be
                    --------
"Subsidiary Loan Parties" until the notes under the Splitrock Indenture have been retired or defeased (or the Splitrock Indenture has been amended to enable the Collateral and Guarantee Requirement to be fully satisfied) unless, with respect to any such Person, the Borrower shall designate it as a Subsidiary Loan Party and such Person shall satisfy the Collateral and Guarantee Requirement,
(b) McLeodUSA Telecommunications Services, Inc. shall not be a "Subsidiary Loan Party" until the earlier of (i) the date the approvals listed in Schedule 3.03 are obtained and (ii) September 15, 2000, (c) Greene County Partners, Inc. shall not be a "Subsidiary Loan Party" so long as it is prohibited from satisfying the Collateral and Guarantee Requirement by the terms of its Indebtedness identified in Schedule 6.02, (d) Midwest Cellular Associates and Illinois Consolidated Telephone Company shall not be "Subsidiary Loan Parties", and (e) other non-wholly owned Restricted Subsidiaries formed or acquired after the date hereof shall not be "Subsidiary Loan Parties" if the entire amount of the Investment by the Borrower and the Restricted Subsidiaries in such non-Wholly Owned Restricted Subsidiary has been designated by the Borrower as made pursuant to Section 6.06(k) or (l).

      "Subsidiary Pledge Agreement" means the Subsidiary Pledge Agreement
       ---------------------------
between the Subsidiary Loan Parties and the Collateral Agent, substantially in the form of Exhibit F.

      "Subsidiary Security Agreement" means the Subsidiary Security Agreement
       -----------------------------
between the Subsidiary Loan Parties and the Collateral Agent, substantially in the form of Exhibit G.

      "Subsidiary Security Documents" means the Subsidiary Guarantee Agreement,
       -----------------------------
the Subsidiary Security Agreement, the Subsidiary Pledge Agreement and the Indemnity, Subrogation and Contribution Agreement.

      "Swingline Exposure" means, at any time, the aggregate principal amount of
       ------------------
all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

      "Swingline Lender" means The Chase Manhattan Bank, in its capacity as
       ----------------
lender of Swingline Loans hereunder.

      "Swingline Loan" means a Loan made pursuant to Section 2.04.
       --------------

      "Taxes" means any and all present or future taxes, levies, imposts,
       -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

      "Telecommunications Assets" means all assets, rights (contractual or
       -------------------------
otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

      "Telecommunications Business" means the business of (i) transmitting, or
       ---------------------------
providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, (iii) creating, developing, producing or marketing audiotext or videotext, (iv) publishing or distributing telephone (including Internet) directories, whether in paper, electronic, audio or video format, (v) marketing (including direct marketing and telemarketing), or (vi) evaluating, participating in or pursuing any other business that is primarily related to those identified in the foregoing clauses (i), (ii), (iii), (iv) or (v) above (in the case of clauses (iii), (iv) and (v), however, in a manner consistent with the Borrower's manner of business on the Effective Date), and shall, in any event, include all businesses in which the Borrower or any of its Subsidiaries are engaged on the Effective Date; provided that the determination of what
                                   --------
constitutes a Telecommunications Business shall be made in good faith by the Board of Directors in accordance with the criteria set forth in clauses (i) through (vi) above.

      "Term Loans" means Tranche A Term Loans and Tranche B Term Loans.
       ----------

      "Total Capital" means, on any date, the sum of Funded Debt and Contributed
       -------------
Capital on such date.

      "Total Debt" means, on any date, the sum of (a) all Indebtedness of the
       ----------
Borrower and its Restricted Subsidiaries (including Indebtedness of Splitrock) that would be reflected as a liability on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared as of such date in accordance with GAAP plus (b) the Imputed Principal Amount of any New Preferred Stock outstanding on such date.

      "Tranche A Availability Period" means the period commencing with the date
       -----------------------------
hereof and ending on the earlier of (a) the date the Tranche A Commitments are terminated and (b) the date that is two years after the date hereof.

      "Tranche A Commitment" means, with respect to each Lender, the commitment,
       --------------------
if any, of such Lender to make a Tranche A Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Commitments is $275,000,000.

      "Tranche A Lender" means a Lender with a Tranche A Commitment or an
       ----------------
outstanding Tranche A Term Loan.

      "Tranche A Maturity Date" means May 31, 2007.
       -----------------------

      "Tranche A Term Loan" means a Loan made pursuant to clause (a) of Section
       -------------------
2.01.

      "Tranche B Commitment" means, with respect to each Lender, the commitment,
       --------------------
if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Commitments is $575,000,000.

      "Tranche B Lender" means a Lender with a Tranche B Commitment or an
       ----------------
outstanding Tranche B Term Loan.

      "Tranche B Maturity Date" means May 30, 2008.
       -----------------------

      "Tranche B Term Loan" means a Loan made pursuant to clause (b) of Section
       -------------------
2.01.

      "Transactions" means the execution, delivery and performance by each Loan
       ------------
Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

      "Type", when used in reference to any Loan or Borrowing, refers to whether
       ----
the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

      "Unrestricted Subsidiary" means any Subsidiary of the Borrower that has
       -----------------------
been designated as an Unrestricted Subsidiary by the Borrower pursuant to and in compliance with Section 6.19. No Unrestricted Subsidiary may own any Capital Stock of a Restricted Subsidiary.

      "Voting Stock" means, with respect to any Person, securities of any class
       ------------
or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

      "Wholly Owned subsidiary" of any Person shall mean a subsidiary of such
       -----------------------
Person of which securities or other ownership interests (except for directors' qualifying shares and other de minimis amounts of outstanding securities or ownership interests) representing 100% of the ordinary voting power and 100% of equity or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly Owned subsidiaries of such Person or by such Person and one or more Wholly Owned subsidiaries of such Person.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result
       --------------------
of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of
                     ---------------------------------------
this Agreement, Loans may be classified and referred to by Class (e.g., a
                                                                  ----
"Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type
                              ----
(e.g., a "Eurodollar Revolving Loan").  Borrowings also may be classified and
-----
referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a
                      ----                                       ----
"Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving
                                              ----
Borrowing").

      SECTION 1.03.  Terms Generally.  The definitions of terms herein shall
                     ----------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly
                     -----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                                                   --------
that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                  ARTICLE II

                                  The Credits
                                  -----------

      SECTION 2.01.  Commitments.  Subject to the terms and conditions set forth
                     ------------
herein, each Lender agrees (a) to make Tranche A Term Loans to the Borrower from time to time during the Tranche A Availability Period in an aggregate principal amount not exceeding its Tranche A Commitment, (b) to make a Tranche B Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B Commitment and (c) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

      SECTION 2.02.  Loans and Borrowings.  (a)  Each  Loan (other than a
                     ---------------------
Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are
                           --------
several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

      (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any
                                                              --------
exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

      (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided
                                                                     --------
that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Notwithstanding the foregoing, the Borrower may request Tranche A Term Borrowings only in a principal amount equal to or greater than $50,000,000.
Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of
               --------
20 Eurodollar Borrowings outstanding.

      (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Tranche A Maturity Date or Tranche B Maturity Date, as applicable.

      SECTION 2.03.  Requests for Borrowings.  To request a Revolving Borrowing
                     ------------------------
or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to
           --------
finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) whether the requested Borrowing is to be a Revolving Borrowing, Tranche A Term Borrowing or Tranche B Term Borrowing;

         (ii) the aggregate amount of such Borrowing;

        (iii) the date of such Borrowing, which shall be a Business Day;

         (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

         (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and

          (v) if such Borrowing is for Purchase Money Revolving Loans or Term Loans, (A) a description of the Financed Telecommunications Assets being acquired with the proceeds of such Borrowing, (B) all information required in Section 2 of the Perfection Certificate with respect to such assets to the extent not previously provided and (C) if not previously delivered to the Agent and if such Financed Telecommunications Assets are to be leased to a Subsidiary, copies of the Approved Lease Agreement applicable to such Financed Telecommunications Assets.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

      SECTION 2.04.  Swingline Loans.  (a)  Subject to the terms and conditions
                     ----------------
set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required
                       --------
to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

      (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

      (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment
                                      ------- --------
obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

      SECTION 2.05.  Letters of Credit.  (a)  General.  Subject to the terms and
                     ------------------       --------
conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Such terms and conditions of any such application shall not, in any event, contain any operating covenants or restrictions, provide for any collateral not provided under the Loan Documents or provide for the imposition of fees (other than customary charges).

      (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain
           ----------------------------------------------------------
Conditions.  To request the issuance of a Letter of Credit (or the amendment,
-----------
renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

      (c)  Expiration Date.  Each Letter of Credit shall expire at or prior to
           ----------------
the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

      (d)  Participations.  By the issuance of a Letter of Credit (or an
           ---------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

      (e)  Reimbursement.  If the Issuing Bank shall make any LC Disbursement in
           --------------
respect of a Letter of Credit, the Borrower
shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on
(i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $10,000,000, the
--------
Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders),
       ------- --------
and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

      (f)  Obligations Absolute.  The Borrower's obligation to reimburse LC
           ---------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a

Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall
                                               --------
not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

      (g)  Disbursement Procedures.  The Issuing Bank shall, promptly following
           ------------------------
its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving
                         --------
such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

      (h)  Interim Interest.  If the Issuing Bank shall make any LC
           -----------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due
--------
pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

      (i)  Replacement of the Issuing Bank.  The Issuing Bank may be replaced at
           --------------------------------
any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

      (j)  Cash Collateralization.  If any Event of Default shall occur and be
           -----------------------
continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation
                                                   --------
to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or
(i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in readily marketable Permitted Investments maturing in not more than 60 days, which investments shall be made at the direction of the Borrower and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Default shall have occurred and be continuing.

      SECTION 2.06.  Funding of Borrowings.  (a)  Each Lender shall make each
                     ----------------------
Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided
                       --------
in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC
--------
Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

      (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph
(a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

      SECTION 2.07.  Interest Elections.  (a)  Each Revolving Borrowing and Term
                     -------------------
Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

      (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

      (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

           (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

         (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

      (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

      (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (except for a Eurodollar Borrowing with an Interest Period of one month) and (ii) unless repaid, each Eurodollar Borrowing shall be continued as a Eurodollar Borrowing with an Interest Period of one month at the end of the Interest Period applicable thereto.

      SECTION 2.08.  Termination and Reduction of Commitments.  (a)  Unless
                     -----------------------------------------
previously terminated, (i) the Tranche A Commitments, shall terminate at 5:00 p.m. on the last day of the Tranche A Availability Period and (ii) Tranche B Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (iii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

      (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the
                              --------
Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

      (c)  If any prepayment of Term Borrowings is required pursuant to Section
2.11 but cannot be made because there are no Term Borrowings outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term Borrowings, then, on the date that such prepayment is required, first, the Tranche A Term Commitments, and, if insufficient, second the Revolving Commitments shall be reduced by an aggregate amount equal to the amount of the required prepayment, or the excess of such amount over the outstanding amount of Term Borrowings, as the case may be.

      (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, or any required reduction of the Revolving Commitments under paragraph (c) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice
                                                        --------
of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

      SECTION 2.09.  Repayment of Loans; Evidence of Debt.  (a)  The Borrower
                     -------------------------------------
hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five

Business Days after such Swingline Loan is made; provided that on each date that
                                                 --------
a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

      (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and
                                ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and LC Disbursements in accordance with the terms of this Agreement.

      (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.10.  Amortization of Term Loans.  (a)  Subject to adjustment
                    ---------------------------
pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche A Term Borrowings on each date set forth below in the aggregate principal amount of Tranche A Term Loans outstanding on the last day of the Tranche A Availability Period as are set forth opposite such date:

                 Date                       Amount
                 ----                       ------

     September 30, 2003                   $ 6,875,000
     December 31, 2003                    $ 6,875,000
     March 31, 2004                       $ 6,875,000
     June 30, 2004                        $ 6,875,000
     September 30, 2004                   $10,312,500
     December 31, 2004                    $10,312,500
     March 31, 2005                       $10,312,500
     June 30, 2005                        $10,312,500
     September 30, 2005                   $24,062,500
     December 31, 2005                    $24,062,500
     March 31, 2006                       $24,062,500
     June 30, 2006                        $24,062,500
     September 30, 2006                   $27,500,000
     December 31, 2006                    $27,500,000
     March 31, 2007                       $27,500,000
     Tranche A Maturity Date              $27,500,000

     (b) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                 Date                       Amount
                 ----                       ------

     September 30, 2003                    $  1,437,500
     December 31, 2003                     $  1,437,500
     March 31, 2004                        $  1,437,500
     June 30, 2004                         $  1,437,500
     September 30, 2004                    $  1,437,500
     December 31, 2004                     $  1,437,500
     March 31, 2005                        $  1,437,500
     June 30, 2005                         $  1,437,500
     September 30, 2005                    $  1,437,500
     December 31, 2005                     $  1,437,500
     March 31, 2006                        $  1,437,500
     June 30, 2006                         $  1,437,500
     September 30, 2006                    $  1,437,500
     December 31, 2006                     $  1,437,500
     March 31, 2007                        $  1,437,500
     June 30, 2007                         $  1,437,500
     September 30, 2007                    $138,000,000
     December 31, 2007                     $138,000,000
     March 31, 2008                        $138,000,000

                 Date                       Amount
                 ----                       ------

     Tranche B Maturity Date               $138,000,000

     (c) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date and (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date.

     (d) Any prepayment of a Term Borrowing of either Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably. If the initial aggregate amount of the Lenders' Term Commitments of either Class exceeds the aggregate principal amount of Term Loans of such Class that are made during the Tranche A Term Availability Period, in the case of Tranche A Term Loans, or made on the Effective Date, in the case of Tranche B Term Loans, then the scheduled repayments of Term Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess.

     (e) Prior to any repayment of any Term Borrowings of either Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

     SECTION 2.11.  Prepayment of Loans.  (a)  The Borrower shall have the
                    --------------------
right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

     (b) In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

     (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds; provided that, in the case of any event described in clause (a) of the
--------
definition of the term Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within twelve months after receipt of such Net Proceeds, to acquire Telecommunications Assets to be used in the business of the Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such twelve-month period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

     (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph
(e) of this Section. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of both Classes remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between the Tranche A Term Borrowings and Tranche B Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any
                                                               --------
Tranche B Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans but was so declined shall be applied to prepay Tranche A Term Borrowings.

     (e) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of
                                              --------
optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08(d). Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

     SECTION 2.12.  Fees.  (a)  The Borrower agrees to pay to the Administrative
                    -----
Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the average daily unused amount of each Revolving Commitment and Tranche A Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the applicable Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum equal to 0.25% per annum (or such other rate as may be separately agreed upon between the Borrower and the Issuing Bank) on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving
--------
Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

     SECTION 2.13.  Interest.  (a)  The Loans comprising each ABR Borrowing
                    ---------
(including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued
                                          --------
pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.14.  Alternate Rate of Interest.  If prior to the commencement
                    ---------------------------
of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

     SECTION 2.15.  Increased Costs.  (a)  If any Lender shall give notice to
                    ----------------
the Administrative Agent and the Borrower at any time to the effect that Eurocurrency Reserve Requirements are, or are scheduled to become, effective and that such Lender is or will be generally subject to such Eurocurrency Reserve Requirements as a result of which such Lender will incur additional costs, then such Lender shall, for each day from the later of the date of such notice and the date on which such Eurocurrency Reserve Requirements become effective, be entitled to additional interest on each Eurodollar Loan made by it at a rate per annum determined for such day (rounded upward to the nearest 100th of 1%) equal to the remainder obtained by subtracting (i) the LIBO Rate for such Eurodollar Loan from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the then-applicable Eurocurrency Reserve Requirements. Such additional interest will be payable in arrears to the Administrative Agent, for the account of such Lender, on each Interest Payment Date relating to such Eurodollar Loan and on any other date when interest is required to be paid hereunder with respect to such Loan. Any Lender which gives a notice under this paragraph (a) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) in the event Eurocurrency Reserve Requirements cease to apply to it or the circumstances giving rise to such notice otherwise cease to exist.

               (b)   If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve Eurocurrency Reserve Requirement) or the Issuing Bank; or

               (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. This Section 2.15(b) shall not apply to any additional costs or reductions relating to Taxes, which are governed by Section 2.17.

     (c) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (d) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (e) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided
                                                                       --------
that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change
                                          -------- -------
in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.16.  Break Funding Payments.  In the event of (a) the payment of
                    -----------------------
any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(e) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate (excluding any Applicable Margin) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.17.  Taxes.  (a)  Any and all payments by or on account of any
                    ------
obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified
       --------
Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent; provided, however, that in no case shall the
                             --------  -------
Borrower be required to deliver documentation not normally issued by such Governmental Authority.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
                    ------------------------------------------------------------
(a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

      (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

      (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations
                                   --------
are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

      (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

      (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.  (a)  If
                     -----------------------------------------------
any Lender requests compensation under Section 2.15 (other than paragraph (a) of such Section), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) If any Lender requests compensation under Section 2.15 (other than paragraph (a) of such Section), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have
                                      --------
received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

      SECTION 2.20.  Incremental Facility.  At any time prior to the Tranche B
                     ---------------------
Maturity Date, the Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request the addition of a new tranche of Term Loans and/or Revolving Loans (all such Loans, collectively, the "Incremental Loans") provided, however, that both at the time of any such
     -----------------   --------  -------
request and after giving effect to any such Incremental Loans (i) no Default shall exist and (ii) the Borrower shall be in pro forma compliance with Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18, to the extent then applicable. The Incremental Loans (i) shall be in an aggregate principal amount of at least $100,000,000 and not in excess of $700,000,000, (ii) shall rank pari passu in
                                                                ---- -----
right of payment and of security (including under the Subsidiary Guarantee Agreement) with the Revolving Loans and the Term Loans, (iii) shall mature no sooner than, and have a longer average weighted life than, the Tranche B Term Loans, (iv) will not amortize (other than nominal amortization customary in the institutional loan market) and will not mature earlier than eight years from the date hereof, (v) shall not be available unless the Tranche A Commitments and Tranche B Commitments have been fully utilized and (vi) shall otherwise be treated no more favorably than the Term Loans, in the case of term Incremental Loans, or Revolving Loans, in the case of revolving Incremental Loans (in each case, including with respect to mandatory and voluntary prepayments); provided
                                                                      --------
that (i) an amount not in excess of $100,000,000 in principal amount of the Incremental Loans may mature on the Tranche A Maturity Date (and amortize on a pro rata basis with the then remaining Tranche A Loans prior to such date), (ii) an amount equal to not more than the excess of $100,000,000 over the amount of Incremental Loans, if any, maturing as set forth in clause (i) may mature on the Tranche B Maturity Date (and amortize on a pro rata basis with the then remaining Tranche B Loans prior to such date), and (iii) the terms and conditions applicable to the Incremental Loans may provide for additional or different financial or other covenants applicable only during periods after the Tranche B Maturity Date. Such notice shall set forth the requested amount of Incremental Loans (which amount shall not exceed $700,000,000). In the event that existing Lenders provide commitments in an aggregate amount less than the total amount of the Incremental Loans requested by the Borrower, the Borrower shall arrange for one or more banks, other financial institutions or vendors of telecommunications equipment (any such bank, other financial institution or vendor being called an "Additional Lender") to extend commitments to provide Incremental Loans in an
 -----------------
aggregate amount equal to the unsubscribed amount, provided that each Additional
                                                   --------
Lender that is not a vendor of telecommunication equipment shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to an amendment (an "Incremental
                                                               -----------
Facility Amendment")to this Agreement and, as appropriate, the other Loan
------------------
Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02. No Lender shall be obligated to provide any Incremental Loans unless it so agrees.


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

      The Borrower represents and warrants to the Lenders that:

      SECTION 3.01.  Organization; Powers.  Each of the Borrower and its
                     ---------------------
Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      SECTION 3.02.  Authorization; Enforceability.  The Transactions to be
                     ------------------------------
entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions (a)
                     -------------------------------------
do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except those set forth on Schedule
3.03 (the failure of which to be obtained could not reasonably be expected to result in a Material Adverse Effect) and filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority,
(c) will not violate or result in a default under any indenture, or any material agreement or other material instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents.

      SECTION 3.04.  Financial Condition; No Material Adverse Change.  The
                     ------------------------------------------------
Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1999, reported on by Arthur Andersen LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2000, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

      (b) Since December 31, 1999, there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole.

      SECTION 3.05.  Properties.  (a)  Each of the Borrower and its Restricted
                     -----------
Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business (including its Mortgaged Properties) of the Borrower and its Restricted Subsidiaries taken as a whole, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

      (b) Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Restricted Subsidiaries does not to the knowledge of the Borrower infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      (c) Except for the Mortgaged Properties, the real properties identified in Schedule 6.03 and real properties subject to Liens permitted under Section 6.03(v), there are no (i) real properties owned by the Borrower with an individual fair market value (including fixtures and improvements) that exceeds $1,500,000 or (ii) real properties owned by any Restricted Subsidiary with an individual fair market value (including fixtures and improvements) that exceeds $12,500,000.

      (d) As of the Effective Date, neither the Borrower nor any of its Restricted Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

      SECTION 3.06.  Litigation and Environmental Matters.  (a)  There are no
                     -------------------------------------
actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

      (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower, the Restricted Subsidiaries or (to the extent that the Borrower or any Restricted Subsidiary may be liable as a result thereof) the Unrestricted Subsidiaries, (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

      (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

      SECTION 3.07.  Compliance with Laws and Agreements.  Each of the Borrower
                     ------------------------------------
and its Restricted Subsidiaries is in compliance with (a) all laws, regulations and orders of any Governmental Authority applicable to it or its property and
(b) all indentures, agreements and other instruments binding upon it or its property, except, in the case of clause (a) and clause (b), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

      SECTION 3.08.  Investment and Holding Company Status.  Neither the
                     --------------------------------------
Borrower nor any of its Restricted Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 3.09.  Taxes.  Each of the Borrower, the Restricted Subsidiaries
                     ------
and (to the extent that the Borrower or any Restricted Subsidiary may be liable as a result thereof) the Unrestricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.10.  ERISA.  No ERISA Event has occurred or is reasonably
                     ------
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.11.  Disclosure.  As of the Effective Date the Borrower has
                     -----------
disclosed to the Lenders (a) all material agreements, material instruments and material corporate or other restrictions to which the Borrower or any of its Restricted Subsidiaries is subject and (b) all other matters known to any of them, that, in the case of this clause (b), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information that has been prepared by any Loan Party or on its behalf (and by or under the direction of any officer of any Loan Party) and furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as of the date thereof as modified or supplemented by other information so furnished when taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to
                                            --------
projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      SECTION 3.12.  Subsidiaries.  Schedule 3.12 sets forth the name of, and
                     -------------
the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

      SECTION 3.13.  Insurance.  The Borrower believes that the insurance
                     ----------
maintained by or on behalf of the Borrower and its Restricted Subsidiaries is adequate. All premiums in respect of any such insurance that is material have been paid to the extent due.

      SECTION 3.14.  Labor Matters.  As of the Effective Date, there are no
                     --------------
strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. All payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary in accordance with GAAP.
The consummation
of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Restricted Subsidiary is bound.

      SECTION 3.15.  Security Interests.  (a)  When executed and delivered, each
                     -------------------
Pledge Agreement will be effective to create in favor of the Agent for the ratable benefit of the Secured Parties a valid and enforceable security interest in the Collateral (as defined in each Pledge Agreement) and, when the portion of the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Collateral Agent thereunder together with instruments of transfer duly endorsed in blank, each Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person.

      (b) The Borrower Security Agreement and the Subsidiary Security Agreement are each effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a valid and enforceable security interest in the Borrower Collateral and the Guaranteed Obligations Collateral, respectively, and, when financing statements in appropriate form are filed in the offices specified in the Perfection Certificate, each Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than the Intellectual Property (as defined in the Security Agreements), in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.03.

      (c) When each Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the security interest created thereunder shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in such Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.03 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

      (d) The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.15, the Mortgages shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Permitted Encumbrances.

      SECTION 3.16.  FCC Compliance.  (a)  The Borrower and each Restricted
                     ---------------
Subsidiary are in compliance with the Communications Act except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      (b) To the knowledge of the Borrower, there is no investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or of any other proceedings of or before the FCC, affecting it or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect.

      (c) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License in any respect which could reasonably be expected to have a Material Adverse Effect or (ii) affects or could reasonably be expected in the future to affect any of the rights of the Borrower or any Restricted Subsidiary under any License held by the Borrower or such Subsidiary in any respect which could reasonably be expected to have a Material Adverse Effect.

      (d) The Borrower and each Restricted Subsidiary have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, and all such filings were when made true, correct and complete in all respects except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                                  ARTICLE IV

                                  Conditions
                                  ----------

      SECTION 4.01.  Effective Date.  The obligations of the Lenders to make
                     ---------------
Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Willkie Farr and Gallagher, counsel for the Borrower, substantially in the form of Exhibit B-1, (ii) Randall Rings, Esq., Vice President, General Counsel & Secretary of the Borrower, substantially in the form of Exhibit B-2 and (iii) Swidler Berlin Shereff Friedman, LLP, special communications counsel for the Borrower, substantially in the form of Exhibit B-3, and (iv) Shuttleworth, Ingersoll, P.C., Iowa counsel for the Borrower and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an Executive Officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.03 or have been released.

          (g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

          (h) The Borrower shall, on a pro forma basis, be in compliance with Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18.

          (i) All consents and approvals (other than those set forth on Schedule 3.03) required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions.

          (j) The Lenders shall have received a pro forma consolidated balance sheet of the Borrower as of the Effective Date, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, and such pro forma consolidated balance sheet shall be consistent in all material respects with the 10-year business plan and other information previously provided to the Lenders. After giving effect to the Transactions, neither the Borrower nor any of its Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than
      (i) Indebtedness incurred under the Loan Documents and (ii) the Indebtedness listed on Schedules 6.01(a) or 6.02 and any preferred stock of the Borrower.

          (k) The Agent shall have received evidence reasonably satisfactory to it that all existing bank credit facilities and other Indebtedness of Splitrock (other than Indebtedness listed on Schedule 6.02 and Indebtedness permitted pursuant to Section 6.02(vii)) shall have been repaid and all commitments in connection therewith shall have been terminated.

          (l) the Administrative Agent shall have received copies of the Intercompany Loan Agreement and Intercompany Security Agreement executed by the Borrower and each Restricted Subsidiary, together with evidence satisfactory to the Administrative Agent that all Uniform Commercial Code filings necessary to perfect the Liens of the Intercompany Security Agreement have been executed by the Restricted Subsidiaries and filed or delivered to the Administrative Agent for filing.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on June 30, 2000 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

      SECTION 4.02.  Each Credit Event.  The obligation of each Lender to make a
                     ------------------
Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable except to the extent that any representation or warranty expressly relates to an earlier date (in which case such representation shall be correct as of such earlier date); provided, that the representation in Section 3.04(b) shall not be restated
      --------
      on the occasion of a Borrowing that does not increase the principal amount of outstanding Loans.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

      Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

      SECTION 5.01.  Financial Statements and Other Information.  The Borrower
                     -------------------------------------------
will furnish to the Administrative Agent and each Lender:

          (a) within 100 days after the end of each fiscal year of the Borrower, an audited consolidated balance sheet of the Borrower and the Restricted Subsidiaries and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Restricted Subsidiaries and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

      (c) concurrently with any delivery of financial statements under clause
 (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.13, 6.14, 6.15 and 6.17, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) attaching statements, certified to be true and correct, of Consolidated Revenue, Access Lines in Service and churn rate for the period or periods of such accompanying financial statements;

      (d) concurrently with any delivery of financial statements under clause
 (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

      (e) within 10 Business Days after final approval thereof by the Board of Directors (but in any event no later than February 28 of each fiscal year of the Borrower), a budget of the Borrower and its Restricted Subsidiaries for such fiscal year, prepared to show information on a quarterly basis, and, to the extent all relevant internal approvals have been obtained, any significant revisions of such budget;

      (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

      (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

      SECTION 5.02.  Notices of Material Events.  The Borrower will furnish to
                     ---------------------------
the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

          (c) any other development (including any ERISA Event) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other Executive Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      SECTION 5.03.  Information Regarding Collateral.  (a)  The Borrower will
                     ---------------------------------
furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral (other than real property and improvements and fixtures thereto) owned by it with a book value in excess of $250,000 is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity, corporate structure or jurisdiction of incorporation or formation or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Borrower at all times following such change to have a valid, legal and perfected security interest as contemplated in the Intercompany Security Agreement. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

      (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and a legal officer of the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and
(ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral and the collateral under the Intercompany Security Agreement have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreements and the Intercompany Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

      SECTION 5.04.  Existence; Conduct of Business.  The Borrower will, and
                     -------------------------------
will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect;

provided that the foregoing shall not prohibit any merger, consolidation,
--------
liquidation or dissolution permitted under Section 6.05.

      SECTION 5.05.  Payment of Obligations.  The Borrower will, and will cause
                     -----------------------
each of its Restricted Subsidiaries to, pay its Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.06.  Maintenance of Properties.  The Borrower will, and will
                     --------------------------
cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

      SECTION 5.07.  Insurance.  The Borrower will, and will cause each of its
                     ----------
Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

      SECTION 5.08.  Casualty and Condemnation.  The Borrower (a) will furnish
                     --------------------------
to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to the Collateral in any material respect or the commencement of any action or proceeding for the taking of the Collateral in any material respect under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions hereof and of the Security Documents.

      SECTION 5.09.  Books and Records; Inspection and Audit Rights.  The
                     -----------------------------------------------
Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

      SECTION 5.10.  Compliance with Laws.  The Borrower will, and will cause
                     ---------------------
each of its Restricted Subsidiaries to, comply with all laws (including the Communications Act), rules, regulations and orders of any Governmental Authority applicable to it or its property (including obligations under Licenses), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.11.  Use of Proceeds and Letters of Credit.  (a) The proceeds of
                     --------------------------------------
the Term Loans and Purchase Money Revolving Loans, will be used solely to finance the purchase, construction, expansion, development or acquisition by the Borrower or Restricted Subsidiaries of Telecommunications Assets (including, to the extent permitted by the Indentures, Telecommunications Assets owned on the date of this Agreement or acquired within 180 days after the date of the relevant Borrowing) which will be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the applicable Security Agreement or appropriate Mortgages and to repay the Indebtedness outstanding under the Splitrock Indenture. Term Loans and Purchase Money Revolving Loans may not exceed 100% (or such lower percentage as may be the maximum then permitted by the Indentures) of the purchase price of the assets being financed with the proceeds thereof. The proceeds of the Revolving Loans that are Non-Purchase Money Loans and Swingline Loans and the issuance of Letters of Credit will be used by the Borrower for working capital and general corporate purposes, including the construction, expansion, development or acquisition of Telecommunications Assets and Telecommunications Businesses. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

      (b) If any Financed Telecommunications Assets are to be held by any Subsidiary, the Borrower will ensure that such Subsidiary is a Restricted Subsidiary and that (i) such Financed Telecommunications Assets are acquired by the Borrower and leased to such Restricted Subsidiary pursuant to an Approved Lease Agreement, (ii) such Financed Telecommunications Assets are sold to such Restricted Subsidiary in exchange for Indebtedness issued pursuant to the Intercompany Loan Agreement and such Financed Telecommunications Assets are subject to the Liens of the Intercompany Security Agreement or (iii) such Financed Telecommunications Assets are acquired by such Restricted Subsidiary using the proceeds of Loans that are further loaned by the Borrower to such Restricted Subsidiary pursuant to the Intercompany Loan Agreement and such Financed Telecommunications Assets are subject to the Liens of the Intercompany Security Agreement, but which Restricted Subsidiary may lease such Financed Telecommunications Assets pursuant to an Approved Lease Agreement and may sell such assets subject to such Liens, in each case to another Restricted Subsidiary.

      SECTION 5.12.  Additional Subsidiaries.  If any additional Subsidiary is
                     ------------------------
formed or acquired (and such Subsidiary has assets in excess of $10,000 or acquires assets in excess of $10,000) after the Effective Date, the Borrower will, within three Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and promptly cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

      SECTION 5.13.  Further Assurances.  (a)  The Borrower will, and will cause
                     -------------------
each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied and to cause the Liens of the Intercompany Security Agreement to be and remain perfected as contemplated therein, all at the expense of the Loan Parties; provided, that the Collateral and Guarantee Requirement need not be satisfied
--------
with respect to (i) real properties owned by the Borrower with an individual fair market value (including fixtures and improvements) that is less than $1,500,000, (ii) real properties owned by any Restricted Subsidiary with an individual fair market value (including fixtures and improvements) that is less than $12,500,000 and (iii) the real properties identified in Schedule 6.03 and properties subject to Liens permitted under Section 6.03(v). The Borrower also agrees to provide to the Agent, from time to time upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents and the Intercompany Security Agreement.

      (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents and the Intercompany Security Agreement upon acquisition thereof), the Borrower will notify the Agent and the Lenders thereof, and, if requested by the Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and subject to the Lien of the Intercompany Security Agreement and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties; provided,
                                                                       --------
that the Collateral and Guarantee Requirement need not be satisfied with respect to (i) real properties owned by the Borrower with an individual fair market value (including fixtures and improvements) that is less than $1,500,000, (ii) real properties owned by any Restricted Subsidiary with an individual fair market value (including fixtures and improvements) that is less than $12,500,000 and (iii) the real properties identified in Schedule 6.03 and properties subject to Liens permitted under Section 6.03(v).

      (c) If at any time the notes under the Splitrock Indenture have been retired or defeased (or the Splitrock Indenture has been amended to enable the Collateral and Guarantee Requirement to be satisfied with respect to subsidiaries of Splitrock), the Borrower shall promptly cause all such subsidiaries to satisfy the Collateral and Guarantee Requirement.

      SECTION 5.14.  Interest Rate Protection.  Within 180 days after the
                     -------------------------
Effective Date, the Borrower, if necessary to satisfy the requirements set forth in this Section 5.14, will enter into, and thereafter will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which (when taken together with other fixed rate debt and interest rate protection agreements) shall be to fix or limit the interest cost to the Borrower with respect to at least 50% of the Borrower's and the Restricted Subsidiaries' outstanding Total Debt.

      SECTION 5.15.  Post-Effective Approvals.  The Borrower will (a) use its
                     -------------------------
reasonable best efforts to obtain, as soon as practicable after the date hereof, all of the governmental approvals specified in Schedule 3.03 and (b) in any event ensure that McLeodUSA Telecommunications Services, Inc. satisfies the Collateral and Guarantee Requirement no later than September 15, 2000.


                                  ARTICLE VI

                              Negative Covenants
                              ------------------

      Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

      SECTION 6.01.  Indebtedness of the Borrower; Certain Equity Securities.
                     --------------------------------------------------------
(a) The Borrower will not create, incur, assume or permit to exist any Indebtedness or any Attributable Debt in respect of sale-leaseback transactions, except:

          (i)   Indebtedness created under the Loan Documents (including under
      Section 2.20);

          (ii)  Indebtedness existing on the date hereof and set forth in
      Schedule 6.01(a);

          (iii) Indebtedness of the Borrower to any Restricted Subsidiary;

          (iv) Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary; provided that Guarantees by the Borrower of Indebtedness of
                  --------
      any Restricted Subsidiary that is not a Loan Party shall be subject to
      Section 6.06;

          (v) Indebtedness of the Borrower incurred to finance the acquisition, construction, installation, development or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (A) such Indebtedness is incurred prior to or within 270
      --------
      days after such acquisition
     or the completion of such construction, installation, development or improvement, (B) the Borrower and the Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness, with the financial covenants contained in Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 to the extent then applicable and (C) the aggregate amount of secured Indebtedness incurred under this clause (v) shall not exceed $800,000,000 less the principal amount of such Indebtedness refinanced under Section 6.01(vii) at any time outstanding;

          (vi) Indebtedness of the Borrower pursuant to Hedging Agreements entered into to fix the effective rate of interest on the Loans or other Indebtedness, provided such transactions are entered into to hedge actual interest rate exposures and not for the purpose of speculation;

          (vii) Indebtedness incurred to refinance any Indebtedness permitted under clauses (ii), (v) and (ix) of this Section 6.01; provided that (a)
                                                            --------
     such refinancing Indebtedness (i) shall not have a greater outstanding principal amount (except to the extent necessary to pay fees, expenses, underwriting discounts and prepayment premiums in connection therewith), an earlier maturity date or a decreased weighted average life than the Indebtedness refinanced and (ii) shall be subordinated to the Indebtedness created under the Loan Documents to at least the extent of, and shall otherwise be issued on terms no less favorable in any material respect to the Lenders than, the Indebtedness refinanced, (b) the proceeds of such Indebtedness shall be used solely to repay the Indebtedness refinanced thereby and fees, expenses, underwriting discounts and prepayment premiums in connection therewith and (c) such refinancing Indebtedness is not Guaranteed by any Restricted Subsidiary;

          (viii) surety, performance and other similar bonds incurred in the ordinary course of business not securing Indebtedness for borrowed money; and

          (ix) other unsecured Indebtedness so long as the Borrower and the Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness, with the financial covenants contained in Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 to the extent then applicable.

For purposes of determining any particular amount of Indebtedness under this
Section 6.01, in the event an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Borrower, in its sole discretion, may classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     (b) The Borrower will not, and it will not permit any Restricted Subsidiary to, (i) issue any preferred stock or (ii) be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of Capital Stock of the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock; provided, that the Borrower may
                                             --------
issue Non-Cash Pay Preferred Stock and New Preferred Stock so long as the Borrower and the Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to the issuance of such preferred stock, with the financial covenants contained in Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 to the extent then applicable.

     SECTION 6.02.   Indebtedness of Restricted Subsidiaries.  The Borrower will
                     ----------------------------------------
not permit any Restricted Subsidiary to create, incur, assume or permit to exist any Indebtedness or any Attributable Debt in respect of sale-leaseback transactions, except:

           (i)   Indebtedness created under the Loan Documents;

           (ii)  Indebtedness existing on the date hereof and set forth in
     Schedule 6.02.

           (iii) Indebtedness of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that Indebtedness of any
                                      --------
     Restricted Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.06;

           (iv) Guarantees by any Restricted Subsidiary of Indebtedness of any other Restricted Subsidiary; provided that Guarantees by any Subsidiary
                                  --------
     Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.06;

           (v) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that (A) such Indebtedness exists at the
                            --------
     time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (B) the Borrower and the Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness, with the financial covenants contained in Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 to the extent then applicable; provided,
                                                                    --------
     further, that any such Indebtedness may be permitted by this clause (v)
     -------
     only until such time as such Person merges or consolidates with the

     Borrower or another Person that is a Restricted Subsidiary on the date hereof;

          (vi) surety, performance and other similar bonds incurred in the ordinary course of business not securing Indebtedness for borrowed money;

          (vii) Capital Lease Obligations of Splitrock and its subsidiaries in an amount that, together with any outstanding Capital Lease Obligations of Splitrock and its subsidiaries listed on Schedule 6.02, does not exceed $45,000,000 at any time outstanding; and

          (viii) other unsecured Indebtedness in a principal amount at any time outstanding not to exceed the lesser of (A) $10,000,000 and (B) the maximum amount then permitted to be incurred by the Indentures.

      SECTION 6.03.  Liens.  The Borrower will not, and will not permit any
                     ------
Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (i)    Liens created under the Loan Documents;

          (ii)   Permitted Encumbrances;

          (iii) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.03; provided that (i) such Lien shall not apply to any other property or
           --------
     asset of the Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not (except as permitted by Section 6.01(a)(vii)) increase the outstanding principal amount thereof;

          (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (A) such Lien is not created in
                            --------
     contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except as permitted by Section 6.01(a)(vii));

          (v) Liens (including pursuant to any Capital Lease Obligation) on fixed or capital assets acquired, constructed, developed, installed or improved by the Borrower; provided that (A) such security interests secure
                               --------
     Indebtedness permitted by clause (v) of Section 6.01(a) or clause (vii) of
     Section 6.02, (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction, development, installation or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing, developing, installing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (it being understood that all Indebtedness to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications Assets financed thereby, shall be considered a single purchase money Indebtedness, whether drawn at one time or from time to time); and

          (vi) Liens securing Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to any Subsidiary Loan Party; and

          (vii) Liens securing Indebtedness permitted by Section 6.01(a)(vii) and 6.02(vii).

     SECTION 6.04.  Sale and Lease-Back Transactions.  The Borrower will not,
                    ---------------------------------
nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose as the property being sold or transferred, except to the extent all Capital Lease Obligations, Attributable Debt and Liens associated with such sale and lease-back transaction are permitted by Sections 6.01, 6.02 and 6.03 (treating the property subject thereto as being subject to a Lien securing the related Attributable Debt, in the case of a sale and lease-back not accounted for as a Capital Lease Obligation).

     SECTION 6.05.  Fundamental Changes.  (a)  The Borrower will not, nor will
                    --------------------
it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing

(i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Wholly Owned Restricted Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party and (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person
                                --------
that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.06.

      (b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than Telecommunications Business or any businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

      (c) The Borrower will not permit any Wholly Owned Restricted Subsidiary to merge or consolidate with any other Person other than the Borrower, issue or sell shares of its Capital Stock or take any other action if as a result thereof such Restricted Subsidiary would cease to be a Wholly Owned Restricted Subsidiary of the Borrower, unless such merger or consolidation is designated as an Investment made in such non-Wholly Owned Restricted Subsidiary pursuant to
Section 6.06(l).

      SECTION 6.06.  Investments, Loans, Advances, Guarantees and Acquisitions.
                     ----------------------------------------------------------
The Borrower will not, and will not permit any of its Restricted Subsidiaries to make or permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

           (a) Permitted Investments;

           (b) Investments existing on the date hereof or which on the date hereof are obligated to be made and set forth on Schedule 6.06;

           (c) Investments by the Borrower and its Restricted Subsidiaries in the Capital Stock of Restricted Subsidiaries that are Loan Parties (or of McLeodUSA Telecommunications Services, Inc., whether or not it is a Loan Party); provided that such shares of Capital Stock shall be pledged
              --------
      pursuant to the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as applicable;

           (d) loans or advances made by the Borrower to any Restricted Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary (other than any Foreign Subsidiary); provided that any such loans and advances
                                   --------
     made by a Loan Party shall (i) if evidenced by a promissory note, be pledged pursuant to the applicable Pledge Agreement (provided, that
                                                          --------
     promissory notes issued by Illinois Consolidated Telephone Company need not be pledged if such pledge is prohibited by applicable law or contractual arrangements, including the Indentures) and (ii) in the case of loans to be used to acquire Financed Telecommunications Assets, be made pursuant to the Intercompany Loan Agreement;

          (e)  Permitted Business Acquisitions;

          (f) Guarantees constituting Indebtedness permitted by Sections 6.01 or 6.02 (other than by Section 6.01(a)(iv) or 6.02(iv));

          (g) Investments received in satisfaction of judgments or in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (h) loans, advances or extensions of credit to employees and directors made in the ordinary course of business;

          (i) negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits in the ordinary course of business;

          (j)  Investments in Hedging Agreements;

          (k) any Investment by the Borrower in any Person engaged in the Telecommunications Business if the Board of Directors of the Borrower approves such Investment (to the extent required by the Borrower's constitutional documents) and the Borrower or any Restricted Subsidiary has an ongoing business relationship with such Person, provided that the
                                                        --------
     aggregate amount of Investments made in all such Persons pursuant to this paragraph shall not exceed $100,000,000 plus Equity Proceeds and Conversion Proceeds received after the date hereof and not applied to any other Designated Equity Proceeds Use; and

          (l) other Investments in Unrestricted Subsidiaries or other Persons in an aggregate amount not to exceed $100,000,000 plus Equity Proceeds and Conversion Proceeds received after the date hereof and not applied to any other Designated Equity Proceeds Use.

     SECTION 6.07.  Asset Sales. The Borrower will not, and will not permit any
                    ------------
of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Capital Stock owned by it, nor will the Borrower permit any of its Restricted Subsidiaries to issue any additional shares of its Capital Stock or other ownership interests in such Restricted Subsidiary, except:

          (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

          (b) sales, transfers and dispositions to the Borrower or a Restricted Subsidiary or to another Person as an Investment permitted by Section 6.06; provided that any such sales, transfers or dispositions involving a
     --------
     Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.10; and

          (c) sales, transfers and other dispositions of assets (including Capital Stock of Unrestricted Subsidiaries, but excluding Capital Stock of Restricted Subsidiaries) that are not permitted by any other clause of this Section; provided that the Net Proceeds therefrom are utilized by the
              --------
     Borrower to acquire Telecommunications Assets, effect Permitted Business Acquisitions or repay Term Loans;

provided that all sales, transfers, leases and other dispositions permitted
--------
hereby (other than those permitted by clause (b) above) shall be made for fair value and for consideration consisting of at least 75% cash or Telecommunications Assets or of Capital Stock of Persons engaged in the Telecommunications Business, provided the aggregate amount of all such Capital Stock of Persons engaged in the Telecommunications Business (other than Persons that become Restricted Subsidiaries as a result of the receipt of such Capital Stock) received as part of such 75% consideration for all such sales, transfers, leases and other dispositions during the term of this Agreement does not exceed $100,000,000.

     SECTION 6.08.  Hedging Agreements. The Borrower will not, and will not
                    -------------------
permit any of its Restricted Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

     SECTION 6.09.  Restricted Payments; Certain Payments of Indebtedness.  (a)
                    ------------------------------------------------------
The Borrower will not, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its common stock, (ii) Restricted Subsidiaries may declare and pay dividends ratably with respect to their Capital Stock, (iii) the Borrower may make Restricted Payments, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and the Restricted Subsidiaries, in an aggregate amount not in excess of (A) Equity Proceeds and Conversion Proceeds received after the date hereof and not applied to any other Designated Equity Proceeds Use plus (B) to the extent not made with such Equity Proceeds or Conversion Proceeds, $5,000,000 during any 12-month period, (iv) the Borrower may, provided that no Event of Default is continuing or would result therefrom, pay cash dividends in respect of its Series B Preferred Stock and (v) the Borrower may purchase or otherwise retire any Capital Stock of the Borrower to the extent necessary (as determined in good faith by a majority of the disinterested members of the Board of Directors of the Borrower, whose determination shall be conclusive) to prevent the loss, or to secure the reinstatement, of any material license or franchise held by the Borrower or any Restricted Subsidiary from any Governmental Authority, provided that (A) the
                                                       --------
Borrower shall notify the Administrative Agent of any purchases or retirements pursuant to this clause (v) in an amount greater than $5,000,000 and (B) such purchases or retirements shall not result in a Material Adverse Effect.

     (b) The Borrower will not, nor will it permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, (i) any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness or New Preferred Stock or (ii) any payment to any Derivatives Counterparty as a result of any change in the market value of any such Indebtedness that is publicly traded (provided, that (A) no payment shall be deemed to have been made to any
        --------
Derivatives Counterparty to the extent Derivatives Counterparties have made cumulative payments to the Borrower or any Restricted Subsidiary as a result of changes in the market value of such publicly traded Indebtedness in a cumulative amount in excess of the payments made to Derivatives Counterparties by the Borrower and the Restricted Subsidiaries as a result of such changes and (B) it is understood that the intent of the above language relating to payments to and from Derivatives Counterparties is to prohibit payments and distributions pursuant to transactions entered into with Derivatives Counterparties only if the Borrower intends such transactions to have substantially the same economic effect as the payments and distributions referred to in clause (i) above), except:

          (i)   payment of Indebtedness created under the Loan Documents;

          (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness and payment of mandatory sinking fund payments and regular dividends on New Preferred Stock;

          (iii) refinancings of Indebtedness to the extent permitted by Section 6.01; and

          (iv) payments to prepay, purchase or redeem the Indebtedness of the Splitrock Indenture or the outstanding indebtedness of Greene County Partners, Inc. listed on Schedule 6.02.

     SECTION 6.10.  Transactions with Affiliates. The Borrower will not, nor
                    -----------------------------
will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Borrower or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, are fair to the Borrower or the relevant Restricted Subsidiary as determined by (i) with respect to a transaction or group of related transactions of $5,000,000 or more, the board of directors or executive committee of the board of directors of the Borrower including the affirmative vote of a majority of the disinterested directors and (ii) with respect to a transaction or group of transactions of less than $5,000,000, an Executive Officer of the Borrower), (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.09, (d) any agreement or arrangement with respect to the compensation of a director or officer of the Borrower or any Restricted Subsidiary approved by a majority of the disinterested members of the board of directors and consistent with industry practice and (e) transactions pursuant to any agreement or arrangement existing on the date hereof and set forth in Schedule 6.10.

     SECTION 6.11.  Restrictive Agreements.  The Borrower will not, nor will it
                    -----------------------
permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (other than any such restrictions or conditions that affect property or assets with an aggregate value less than $2,000,000), or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to
                       --------
restrictions and conditions imposed by law or by any Loan Document or the Indentures, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.11 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions restricting the assignment thereof in (A) leases, (B) joint fiber construction agreements and "indefeasible rights to use" agreements for transmission capacity for which the Borrower or a Restricted Subsidiary is not the owner or lessor, (C) pole or conduit use agreements in which the Borrower or a Restricted Subsidiary is the user, (D) rights of way and (E) franchises.

     SECTION 6.12.  Amendment of Material Documents. The Borrower will not, nor
                    --------------------------------
will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents or (b) the Indentures, in each case in a manner adverse to the Lenders.

     SECTION 6.13.  Leverage Ratio. The Borrower will not permit the Leverage
                    ---------------
Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period:


               Period                              Ratio
               ------                              -----

January 1, 2003 to March 30, 2004                  7.00 to 1.00
March 31, 2004 to March 30, 2005                   4.00 to 1.00
March 31, 2005 to March 30, 2006                   3.00 to 1.00
March 31, 2006 and thereafter                      2.00 to 1.00


     SECTION 6.14.  Senior Secured Debt to Total Capital.  The Borrower will
                    -------------------------------------
not permit the ratio of (a) Senior Secured Debt to (b) Total Capital, as of any date, to exceed 0.30 to 1.00.

     SECTION 6.15.  Total Debt to Total Capital.  The Borrower will not permit
                    ----------------------------
the ratio of (a) Total Debt to (b) Total Capital, as of any date, to exceed 0.60 to 1.00.

     SECTION 6.16.  Minimum Access Lines in Service. The Borrower will not
                    --------------------------------
permit the Access Lines in Service as of any of the dates set forth below to be less than the minimum amount indicated opposite to such date:

Date                                 Minimum
----                                 -------

December 31, 2000                        900,000
March 31, 2001                           900,000
June 30, 2001                            900,000
September 30, 2001                       900,000
December 31, 2001                        1,200,000
March 31, 2002                           1,200,000
June 30, 2002                            1,200,000
September 30, 2002                       1,200,000
December 31, 2002                        1,700,000
March 31, 2003                           1,700,000
June 30, 2003                            1,700,000
September 30, 2003                       1,700,000
December 31, 2003                        2,500,000
March 31, 2004                           2,500,000
June 30, 2004                            2,500,000
September 30, 2004                       2,500,000
December 31, 2004 and thereafter         no minimum

     SECTION 6.17.  Interest Expense Coverage Ratio.  The Borrower will not
                    --------------------------------
permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense, in each case for any period of four consecutive fiscal quarters ending on or after March 31, 2003, to be less than 2.00 to 1.00.

     SECTION 6.18.  Minimum Consolidated Revenue.  The Borrower will not permit
                    -----------------------------
Consolidated Revenue for any period of four consecutive fiscal quarters ending during any period set forth below, to be less than the amount set forth opposite such period:

Period                                  Minimum
------                                  -------

December 31, 2000 to                    $1,100,000,000
December 30, 2001

December 31, 2001 to                    $1,600,000,000
December 30, 2002

December 31, 2002 to                    $2,200,000,000
December 30, 2003

December 31, 2003 to                    $3,200,000,000
December 30, 2004

December 31, 2004 and thereafter        no minimum

     SECTION 6.19.  Designation of Unrestricted Subsidiaries. (a) The Borrower
                    -----------------------------------------
may not designate any Restricted Subsidiary as an Unrestricted Subsidiary and may hereafter designate any other Subsidiary as an Unrestricted Subsidiary under this Agreement (a "Designation") only if:
                   -----------

          (i) such Subsidiary does not own any Capital Stock of any Restricted Subsidiary;

          (ii) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (iii) after giving effect to such Designation and any related Investment to be made in such designated Subsidiary by the Borrower or any Restricted Subsidiary (which shall in any event include the existing Investment in such Subsidiary at the time it is designated as an Unrestricted Subsidiary), (A) any such existing Investment and related Investment would comply with Section 6.06 and (B) the Borrower would be in compliance with each of the covenants set forth in Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 calculated on a pro forma basis as if such Designation and Investment had occurred immediately prior to the first day of the period of four consecutive fiscal quarters most recently ended in respect of which financial statements have been delivered by the Borrower pursuant to Section 5.01(a) or (b); and

          (iv) the Borrower has delivered to the Administrative Agent (x) written notice of such Designation and (y) a certificate, dated the effective date of such Designation, of a Financial Officer stating that no Event of Default has occurred and is continuing and setting forth reasonably detailed calculations demonstrating pro forma compliance with Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 in accordance with paragraph (iii) above.

     (b) The Borrower may designate any Unrestricted Subsidiary as a Restricted Subsidiary under this Agreement (an "RS Designation") only if:
                                     --------------

          (i) such Subsidiary is predominantly engaged in one or more Telecommunications Businesses;

          (ii) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such RS Designation, and after giving effect thereto, the Borrower would be in compliance with each of the covenants set forth in Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 calculated on a pro forma basis as if such RS Designation had occurred immediately prior to the first day of the period of four consecutive fiscal quarters most recently ended in respect of which financial statements have been delivered by the Borrower pursuant to Section 5.01(a) or (b); and

          (iii) all Liens on assets of such Unrestricted Subsidiary and all Indebtedness of such Unrestricted Subsidiary outstanding immediately following the RS Designation would, if initially incurred at such time, have been permitted to be incurred pursuant to Sections 6.02 and 6.03 without reliance on Section 6.02(v) or Section 6.03(iv).

     Upon any such RS Designation with respect to an Unrestricted Subsidiary (i) the Borrower and the Restricted Subsidiaries shall be deemed to have received a return of their Investment in such Unrestricted Subsidiary equal to the lesser of (x) the amount of such Investment immediately prior to such RS Designation and (y) the fair market value (as reasonably determined by the Borrower) of the net assets of such Subsidiary at the time of such RS Designation and (ii) the Borrower and the Restricted Subsidiaries shall be deemed to have a permanent Investment in an Unrestricted Subsidiary equal to the excess, if positive, of the amount referred to in clause (i)(x) above over the amount referred to in clause (i)(y) above.

     (c)  Neither the Borrower nor any Restricted Subsidiary shall at any time
(x) provide a Guarantee of any Indebtedness of any Unrestricted Subsidiary, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, except in the case of clause (x) or
(y) to the extent permitted under Section 6.01 and Section 6.06 hereof. Except as provided in clause (b) above, each Designation shall be irrevocable, and no Unrestricted Subsidiary may become a Restricted Subsidiary, be merged with or into the Borrower or a Restricted Subsidiary or liquidate into or transfer substantially all its assets to the Borrower or a Restricted Subsidiary.


                                  ARTICLE VII

                               Events of Default
                               -----------------

     If any of the following events ("Events of Default") shall occur:
                                      -----------------

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower) or 5.11 or in Article VI (other than in Section
     6.10 or 6.11, if such failure to observe or perform is capable of being remedied within 30 days of the occurrence thereof and could not reasonably be expected to result in a Material Adverse Effect in such 30-day period);

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or

     (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g)
                                               --------
     shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments (other than to the extent covered by insurance as to which the insurance company has acknowledged coverage and other than to the extent covered by an indemnity given by an insurance company) for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral (other than immaterial portions of the Collateral), with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreements; or the Subsidiary Guarantee Agreement shall cease to be, or shall be asserted by any Subsidiary Loan Party not to be, valid and enforceable; or

          (n)  a Change of Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                 ARTICLE VIII

                           The Administrative Agent
                           ------------------------

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

      The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

     The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

     Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with, so long as no Default or Event of Default shall have occurred and be continuing, the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

     None of the Lenders identified on the facing page of, or elsewhere in, this Agreement or in any other Loan Document as a "syndication agent" or a "co-documentation agent", shall have any right, power, obligation, liability, responsibility or duty under this Agreement or the other Loan Documents other than those applicable to all of the Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender.


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

     SECTION 9.01. Notices. Except in the case of notices and other
                   --------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at McLeodUSA Technology Park, 6400 C Street SW, Cedar Rapids, Iowa 52406-3177, Attention of Mr. J. Lyle Patrick, Group Vice President and Chief Financial Officer, (Telecopy NO. 319 790-
     7008);

          (b) if to the Agent, the Issuing Bank or the Swingline Lender, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Ms. Gloria Javier (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Mr. James Stone (Telecopy No. (212) 270-7340); and

          (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Agent,
                   -------------------
the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Except as provided in Section 2.20 with respect to an Incremental Facility Amendment, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided
                                                                        --------
that no such agreement shall (i) increase the Commitment or
extend the Commitment of any Lender without the written consent of such Lender,
(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary Loan Party from its Guarantee under the Subsidiary Guarantee Agreement (except as expressly provided in Section 9.15), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) (A) release Collateral from the Liens of the Security Documents that comprises 15% or more of the book value of the consolidated total assets of the Borrower and its Subsidiaries (as reflected on the balance sheet of the Borrower and its Subsidiaries in the periodic report most recently delivered pursuant to Section 5.01(f)), without the written consent of Lenders holding 66.67% of the aggregate Revolving Exposures, Term Loans and unused Commitments then outstanding, or (B) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, in each case other than in connection with any sale of Collateral permitted by this Agreement, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class or (ix) change the rights of the Tranche B Lenders to decline mandatory prepayments as provided in Section 2.11, without the written consent of Tranche B Lenders holding a majority of the outstanding Tranche B Loans; provided further that (A) no such agreement shall
                             ----------------
amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche A Lenders and Tranche B Lenders), the Tranche A Lenders (but not the Revolving Lenders and Tranche B Lenders) or the Tranche B Lenders (but not the Revolving Lenders and Tranche A Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time and (C) any amendment to Section 9.14 is subject to Section 9.14(e). Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

      SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall
                    ----------------------------------
pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of not more than three separate firms of outside counsel (as well as separate local and regulatory counsel) for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

      (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each
                                   ----------
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee (which shall be limited to one joint counsel of each applicable type or qualification to all Indemnitees, subject to the provisions of the next paragraph), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to
--------
the extent that such losses, claims, damages, liabilities or related expenses resulted from the bad faith, gross negligence or wilful misconduct of such Indemnitee.

      Each Indemnitee will provide the Borrower with prompt written notification of any claim for which indemnification may be sought, provided that the failure of any Indemnitee to give such notice shall not affect the Borrower's indemnity obligations hereunder, except to the extent the Borrower has been prejudiced by such Indemnitee's failure to notify. The Borrower shall, upon confirming in writing to the applicable Indemnitee that the Borrower assumes full liability for all claims and related costs and damages, be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel
                                       --------  -------
shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Borrower's right to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the relevant proceeding involves claims or actions between the Borrower and such Indemnitee or the use of counsel chosen by the Borrower to represent such Indemnitee would otherwise present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the

Borrower and such Indemnitee and such Indemnitee shall reasonably have concluded that there may be legal defenses available to it that are different from or additional to those presented by the Borrower (in which case the Borrower shall not have the right to assume the defense of such action on behalf of such Indemnitee); (iii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize such Indemnitee to employ separate counsel at the Borrower's expense. The Borrower shall not be liable to any Indemnitee for any settlement of an indemnified claim made without the Borrower's consent (such consent not to be unreasonably withheld). No settlement or adjustment will be made without such Indemnitee's prior written consent if the settlement or adjustment involves any performance by, or adverse admission of, such Indemnitee.

      (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss,
               --------
claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

      (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

      (e) All amounts due under this Section shall be payable promptly after written demand therefor.

      SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement
                    ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except
                                                       --------
in the case of an assignment to a Lender, a Lender Affiliate or a Related Fund of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or less than $1,000,000, in the case of an assignment of Tranche B Term Loans) unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that
                                                          ----------------
any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

      (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

      (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all
                                                          -----------
or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it);

provided that (i) such Lender's obligations under this Agreement shall remain
--------
unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that
                                                               --------
such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.18(c) as though it were a Lender.

      (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

      (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge
                                                  --------
or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      SECTION 9.05. Survival. All covenants, agreements, representations and
                    --------
warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

      SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may
                    ----------------------------------------
be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 9.07. Severability. Any provision of this Agreement held to be
                    ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred
                    ---------------
and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.
                    ----------------------------------------------------------
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

      (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

      (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO
                    --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO

HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 9.11. Headings. Article and Section headings and the Table of
                    --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      SECTION 9.12. Confidentiality. Each of the Administrative Agent, the
                    ---------------
Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section (in the case of the following clauses (i) and (ii)), (i) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.12) or (iii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower
               -----------
relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      SECTION 9.13.  Interest Rate Limitation.  Notwithstanding anything herein
                     -------------------------
to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the
                                                     -------
maximum lawful rate (the "Maximum Rate") which may be contracted for, charged,
                          ------------
taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

      SECTION 9.14.  Special Funding Option.  (a)  Notwithstanding anything to
                     -----------------------
the contrary contained herein, any Lender (for the purposes of this Section 9.16, a "Granting Lender") may grant to a special purpose funding vehicle (for
         ---------------
the purposes of this Section 9.16, an "SPC") the option to make, on behalf of
                                       ---
such Granting Lender, all or a portion of the Loans which such Granting Lender is obligated to make (a "Funding Obligation") under the Revolving Credit
                         ------------------
Facility, such option to be exercisable in the sole discretion of the SPC,

provided, however, that
--------  -------

           (i) such Granting Lender's obligations under this Agreement and the Loan Documents shall remain unchanged, including without limitation the indemnification obligations of the Granting Lender pursuant to Section
      9.03 hereof;

           (ii) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of all Funding Obligations;

           (iii) the Borrower and the Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender's rights and obligations under this Agreement; the Agent shall continue to deal directly with the Granting Lender as agent for the SPC with respect to distribution of payment of principal; interest and fees, notices of Conversion and Continuation and all other matters;

           (iv) such Granting Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provisions of this Agreement, each of which may, if so agreed in writing between the Granting Lender and the SPC, require the prior consent of any such SPC which has exercised the option to undertake the Funding Obligation in connection with such Granting Lender's Commitments and Obligations owing thereto before the Granting Lender approves any such amendment, modification or waiver;

           (v) the granting of such option shall not constitute an assignment to or participation of such SPC of or in the Granting Lender's Commitments and Obligations owing thereto;

           (vi) such SPC shall not become a Lender hereunder as a result of the granting of such option;

           (vii) such SPC shall not become obligated or committed to make Loans as a result of the granting of such option;

           (viii) if such SPC elects not to exercise such option or otherwise fails to make all or any part of a Loan, the Granting Lender shall retain its Funding Obligation and be obligated to make the entire Loan or any portion of such Loan not made by such SPC; and

           (ix) any SPC may, with notice to, but without the prior written consent of, the Borrowers and the Agent and without paying any processing fee therefor, assign all or a portion of its interests as a participant or subparticipant in any Loans to the Granting Bank or to any financial institutions (consented to by the Borrowers and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans.

      (b) Loans made by an SPC hereunder shall be deemed to satisfy the Funding Obligation and utilize the Revolving Credit Commitment of the Granting Lender as if, and to the same extent, such Loans were made by such Granting Lender.

      (c) Each party hereto agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Granting Lender would otherwise be liable so long as, and to the extent that, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof arising out of or relating to transactions under this Agreement or the other Loan Documents.

      (d) Notwithstanding anything to the contrary contained in this Agreement, an SPC may disclose on a confidential basis any nonpublic information relating to Loans made by such SPC hereunder to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC.

      (e) This Section 9.14 may not be amended without the prior written consent of the Granting Lenders on behalf of which each SPC has made all or any part of its Loans which remain outstanding at the time of such amendment.

      SECTION 9.15.  Release of Subsidiaries.  (a)  If (i) the Agent receives a
                     ------------------------
certificate from the chief executive officer, the chief financial officer or treasurer of the Borrower certifying as of the date of that certificate that, after the consummation of the transaction or series of transactions described in reasonable detail satisfactory to the Administrative Agent in such certificate on such date, the Subsidiary Loan Party identified in such certificate will no longer be a Subsidiary of the Company and (ii) such transactions are consummated on such date in accordance with and without violating the provisions of this Agreement or any other Loan Document then such Subsidiary's


Guarantee shall automatically terminate and such Subsidiary shall cease to be a party to any Loan Document.

      (b) No such termination or cessation shall release, reduce, or otherwise adversely affect the obligations of any other Loan Party under this Agreement, any other Guarantee, or any other Loan Document, all of which obligations continue to remain in full force and effect.

      (c) The Agent shall, at the Borrower's expense, execute such documents as the Company may reasonably request to evidence such termination or cessation, as the case may be.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                           McLEODUSA INCORPORATED,


                                                by

                                                    Name:

                                                    Title:



                                           THE CHASE MANHATTAN BANK,
                                           individually and as Agent,


                                                by

                                                    Name:
                                                    Title:



                                           CITICORP USA, INC.,


                                                by

                                                    Name:
                                                    Title:



                                           BANK OF AMERICA, N.A.,


                                                by

                                                    Name:
                                                    Title:



                                           GOLDMAN SACHS CREDIT PARTNERS L.P.,


                                                by

                                                    Name:
                                                    Title:



                                           SALOMON SMITH BARNEY INC.,
                                                by

                                                    Name:
                                                    Title:



                                           ABN AMRO BANK N.V.,


                                                by

                                                    Name:
                                                    Title:



                                           BANK AUSTRIA CREDITANSTALT
                                           CORPORATE FINANCE, INC.,


                                                by

                                                    Name:
                                                    Title:


                                                by

                                                    Name:
                                                    Title:



                                           THE BANK OF NOVA SCOTIA,

                                                by

                                                    Name:
                                                    Title:



                                           CREDIT SUISSE FIRST BOSTON,

                                                by

                                                    Name:
                                                    Title:

                                             by

                                                  Name:
                                                  Title:



                                        FIRSTAR BANK, N.A.,

                                             by

                                                  Name:
                                                  Title:



                                        FLEET NATIONAL BANK,

                                             by

                                                  Name:
                                                  Title:



                                        HARRIS TRUST & SAVINGS BANK,


                                             by

                                                  Name:
                                                  Title:



                                        BAYERISCHE HYPO-UND VEREINSBANK AG,
                                        New York Branch,


                                             by

                                                  Name:
                                                  Title:



                                        IBM CREDIT CORPORATION,
                                               by

                                                    Name:
                                                    Title:



                                         ING (US) CAPITAL LLC,


                                               by

                                                    Name:
                                                    Title:



                                         CREDIT AGRICOLE INDOSUEZ,

                                               by

                                                    Name:
                                                    Title:


                                               by

                                                    Name:
                                                    Title:

                                         GENERAL ELECTRIC CAPITAL CORPORATION,


                                               by

                                                    Name:
                                                    Title:



                                         PINEHURST TRADING, INC.,


                                               by

                                                    Name:
                                                    Title:



                                         BANK OF MONTREAL,


                                               by

                                                    Name:
                                                    Title:



                                         HELLER FINANCIAL, INC.,

                                               by

                                                    Name:
                                                    Title:



                                         METROPOLITAN LIFE INSURANCE COMPANY,


                                               by

                                                    Name:
                                                    Title:

                                   MORGAN STANLEY DEAN WITTER PRIME
                                   INCOME TRUST,


                                         by

                                              Name:
                                              Title:



                                   PPM AMERICA, INC., as attorney in fact,
                                   on behalf of Jackson
                                   National Life Insurance Company,


                                         by

                                              Name:
                                              Title:



                                   Liberty - Stein Roe Advisor Floating
                                   Rate Advantage Fund,
                                   By Stein Roe & Farnham Incorporated,
                                   As Advisor


                                         by

                                              Name:
                                              Title:



                                   Stein Roe Floating Rate Limited
                                   Liability Company,


                                         by

                                              Name:
                                              Title:

                                     THE SUMITOMO TRUST & BANKING CO., LTD.,
                                     New York Branch,


                                           by

                                                Name:
                                                Title:



                                     Galaxy CLO 1999-1, Ltd.
                                     By SAI Investment Adviser, Inc.
                                     its Collateral Manager,


                                           by

                                                Name:
                                                Title:



                                     KZH SHOSHONE LLC,


                                           by

                                                Name:
                                                Title:



                                     KZH ING-3 LLC,


                                           by

                                                Name:
                                                Title:



                                     KZH ING-1 LLC,


                                           by

                                                Name:
                                                Title:

                                  TORONTO DOMINION (NEW YORK), INC.,


                                        by

                                             Name:
                                             Title:



                                  TEXTRON FINANCIAL CORPORATION,


                                        by

                                             Name:
                                             Title:



                                  CypressTree Investment Management
                                  Company, Inc.
                                  As: Attorney-in-Fact and on behalf
                                  of First Allmerica Financial Life
                                  Insurance Company as Portfolio Manager


                                        by

                                             Name:
                                             Title:



                                  CypressTree Investment Fund, LLC,
                                  By: CypressTree Investment Management
                                  Company, Inc. its Managing Member


                                        by

                                             Name:
                                             Title:

                                        KZH CYPRESSTREE-1 LLC,


                                              by

                                                   Name:
                                                   Title:



                                        CYPRESSTREE SENIOR FLOATING RATE FUND
                                        By: CypressTree Investment Management
                                        Company, Inc. as Portfolio Manager


                                              by

                                                   Name:
                                                   Title:



                                        NORTH AMERICAN SENIOR FLOATING RATE FUND
                                        By: CypreeTree Investment Management
                                        Company, Inc. as Portfolio Manager


                                              by

                                                   Name:
                                                   Title:



                                        KZH STERLING LLC,


                                              by

                                                   Name:
                                                   Title:

                                        METROPOLITAN PROPERTY AND CASUALTY
                                        INSURANCE COMPANY,


                                              by

                                                   Name:
                                                   Title:



                                        Olympic Funding Trust, Series
                                        1999-1,


                                              by

                                                   Name:
                                                   Title:



                                        Muirfield Trading LLC,


                                              by

                                                   Name:
                                                   Title:



                                        Foothill Income Trust II, L.P.,


                                              by

                                                   Name:
                                                   Title:



                                        Kemper Floating Rate Fund,


                                              by

                                                   Name:
                                                   Title:

                                   Oppenheimer Senior Floating Rate Fund,


                                         by

                                              Name:
                                              Title:



                                   WEBSTER BANK,


                                         by

                                              Name:
                                              Title:



                                   NUVEEN FLOATING RATE FUND
                                   By: Nuveen Senior Loan Asset
                                   Management Inc.,


                                         by

                                              Name:
                                              Title:



                                   NUVEEN SENIOR INCOME FUND
                                   By: Nuveen Senior Loan Asset
                                   Management Inc.,


                                         by

                                              Name:
                                              Title:

                                        Pilgrim Prime Rate Trust
                                        By: Pilgrim Investments Inc.,
                                        as its investment manager


                                              by

                                                   Name:
                                                   Title: